                                                      Composite consisting
                                                      of 1994 Revision and
                                                      Amendments 1-5


                             GENUITY SAVINGS PLAN

ARTICLE                                                                   PAGE
-------                                                                   ----
Article  1. Introduction................................................     1
         1.1.  Purpose..................................................     1
         1.2.  Effective Date...........................................     1

Article  2. Definitions.................................................     2
         2.1.  Account..................................................     2
         2.2.  Administrator............................................     3
         2.3.  Affiliated Employer......................................     3
         2.3A. Allocation Period........................................     4
         2.4.  Annual Addition..........................................     4
         2.5.  Beneficiary..............................................     4
         2.6.  Board of Directors.......................................     5
         2.7.  Code.....................................................     5
         2.8.  Company..................................................     5
         2.9.  Computation Period.......................................     5
         2.10. Credited Compensation....................................     5
         2.11. Effective Date...........................................     6
         2.12. Eligible Employee........................................     7
         2.13. Employee.................................................     7
         2.14. Employee After-Tax Contribution..........................     7
         2.15. Employer.................................................     7
         2.16. Employment Commencement Date.............................     7
         2.17. ERISA....................................................     8
         2.18. 401(k) Credited Compensation.............................     8
         2.19. Hours of Service.........................................     8
         2.20. Investment Fund..........................................     8
         2.21. Matching Contribution....................................     8
         2.22. Participant..............................................     9
         2.23. Participating Employer...................................     9
         2.24. Plan.....................................................     9
         2.25. Plan Year................................................     9
         2.26. Pre-Tax Contribution.....................................    10
         2.27. Primary Contribution.....................................    10
         2.28. Prior Plan...............................................    10
         2.29. Qualified Domestic Relations Order.......................    10
         2.30. Rollover Contribution....................................    11
         2.31. Service..................................................    11

ARTICLE                                                                   PAGE
-------                                                                   ----

         2.32. Share of the Trust Fund..................................    12
         2.33. Stock....................................................    12
         2.34. Termination of Employment Date...........................    12
         2.35. Trust....................................................    12
         2.36. Trust Fund...............................................    12
         2.37. Trustees.................................................    12
         2.38. Trustees' Fund...........................................    12

Article  3. Administration..............................................    14
         3.1.  Administrator............................................    14
         3.2.  Powers and discretionary authority.......................    14
         3.3.  Examination of records...................................    15
         3.4.  Nondiscriminatory exercise of authority..................    16
         3.5.  Reliance on tables, etc..................................    16
         3.6.  Named fiduciary..........................................    16
         3.7.  Expenses of Plan.........................................    16
         3.8.  Claims and review procedures.............................    17
         3.9.  Indemnification of Administrator.........................    18

Article  4. Participation...............................................    19
         4.1.  Date of participation....................................    19
         4.2.  Cessation of participation...............................    19
         4.3.  Reemployment of a former Participant.....................    19

Article  5. Contributions...............................................    21
         5.1.  Primary Contributions....................................    21
         5.2.  Pre-Tax Contributions....................................    22
         5.3.  Form and manner of Pre-Tax Contribution elections........    22
         5.4.  Matching Contributions...................................    24
         5.5.  Employee After-Tax Contributions.........................    24
         5.6.  Rollover Contributions...................................    24
         5.7.  Other transfers..........................................    25
         5.8.  Time for making contributions............................    25
         5.9.  Certain limits apply.....................................    26
         5.10. Return of contributions..................................    26

ARTICLE                                                                   PAGE
-------                                                                   ----

Article  6. Investments.................................................    27
         6.1.  Investment of contributions..............................    27
         6.2.  Investment of income.....................................    27
         6.3.  Change of election by Participant........................    28
         6.4.  Investment Fund for certain Matching Contributions.......    28

Article  7. Participants' Accounts......................................    30
         7.1.  Individual accounts......................................    30
         7.2.  Crediting of contributions...............................    30
         7.3.  Treatment of forfeitures.................................    30
         7.4.  Adjustments to individual accounts.......................    31
         7.5.  Eligibility to share in Primary Contributions and
               supplemental Matching Contributions......................    31
         7.6.  Rights of Participants...................................    33

Article  8. Limits on Contributions.....................................    34
         8.1.  Deductibility of Contributions...........................    34
         8.2.  Nondiscrimination limitations............................    34
         8.3.  Limit on Annual Additions................................    34

Article  9. Benefits Because of Age or Disability.......................    36
         9.1.  Normal retirement........................................    36
         9.2.  Disability retirement....................................    36

Article 10. Benefits Because of Death...................................    37
        10.1.  Distribution of benefits upon death......................    37
        10.2.  Designation of Beneficiary...............................    37

Article 11. Benefits Because of Separation from Service.................    39
        11.1.  Separation from service..................................    39
        11.2.  Termination benefit......................................    39
        11.3.  Election of former vesting schedule......................    39
        11.4.  Forfeitures..............................................    40
        11.5.  Separate account.........................................    42

Article 12. Withdrawals; Hardship Distributions; Loans..................    43
        12.1.  Withdrawal of Employee After-Tax Contributions...........    43
        12.2.  Hardship withdrawals.....................................    43
        12.3.  Loans....................................................    45

ARTICLE                                                                   PAGE
-------                                                                   ----

Article 13. Distribution of Benefits....................................    51
        13.1.  Methods of making distributions..........................    51
        13.2.  Distributions............................................    51
        13.3.  Latest commencement date for benefits....................    52
        13.4.  Cessation of interest in Plan............................    54

Article 14. Direct Rollovers of Eligible Distributions..................    55
        14.1.  In General...............................................    55
        14.2.  Definitions..............................................    55
        14.3.  Notice requirement.......................................    56

Article 15. Special Top Heavy Provisions................................    57

Article 16. Concerning the Trustees.....................................    58
        16.1.  Appointment of Trustee...................................    58
        16.2.  Powers of the Trustees...................................    58
        16.3.  Voting of Stock and other securities.....................    63
        16.4.  Indemnification of Trustees..............................    63
        16.5.  Compensation of Trustees and expenses of Plan and Trust..    63
        16.6.  Limits of Trustees' duties...............................    64
        16.7.  Reliance by Trustees on other persons....................    64
        16.8.  Consultation by Trustees with counsel....................    65
        16.9.  Resignation or removal...................................    66
        16.10. Appointment of successor Trustee.........................    66
        16.11. Approval of accounts.....................................    66
        16.12. Dispute as to persons entitled to payment................    67
        16.13. Action by majority.......................................    67

Article 17. Amendment...................................................    68

Article 18. Discontinuance of Contributions and Termination of Plan.....    69
        18.1.  Termination of Plan by Company...........................    69
        18.2.  Events resulting in termination of Plan..................    69
        18.3.  Termination of participation as to any Participating
               Employer or group of Participants........................    70
        18.4.  Permanent discontinuance of contributions................    70
        18.5.  Merger or consolidation of Plan; transfer of Plan assets.    71

ARTICLE                                                                   PAGE
-------                                                                   ----

Article 19. Miscellaneous.................................................  72
        19.1.  Limitation of rights.......................................  72
        19.2.  Benefits provided solely from Trust........................  72
        19.3.  Nonalienability of benefits................................  72
        19.4.  Payment under Qualified Domestic Relations Orders..........  73
        19.5.  Acceptance of Trust; governing law.........................  73
        19.6.  Method of providing notice.................................  73
        19.7.  Compliance with USERRA, etc................................  74
        19.8.  Compliance with Code (S) 401(a), (S) 401(k), etc...........  75
        19.9.  Certain trustee-to-trustee transfers.......................  75

APPENDIX I -- SPECIAL RULES RELATING TO (S) 401(k) AND (S) 401(m) TESTING.  78
         I.1.  In General.................................................  78
         I.2.  Certain Definitions........................................  78
         I.3.  Dollar limit on Pre-Tax Contributions......................  79
         I.4.  ADP Tests, etc.............................................  80
         I.5.  ACP Tests, etc.............................................  84

APPENDIX II -- SPECIAL TOP HEAVY PROVISIONS  89
         II.1. Provisions to apply........................................  89
         II.2. Minimum Contribution.......................................  89
         II.3. Special Vesting Schedule...................................  89
         II.4. Definitions................................................  90

APPENDIX III -- SALE OF ADVANCED SIMULATION BUSINESS......................  92

APPENDIX IV -- SALE OF LIGHTSTREAM BUSINESS...............................  93

                              GENUITY SAVINGS PLAN

     Pursuant to the provisions of Article 16 of the Genuity Savings Plan, said Agreement, as amended, is hereby further amended and restated to read as follows:

Article  1.    Introduction.
               ------------

         1.1. Purpose. The purpose of this Trust is to provide retirement and other benefits in accordance with the Plan set forth herein. Subject to the provisions of Sections 5.10 and 8.3, no part of the principal or income of this Trust may be used for, or diverted to, purposes other than for the exclusive benefit of the Participants, former Participants or their beneficiaries. The Plan set forth herein is a discretionary contribution plan with a cash or deferred arrangement and provision for matching contributions and after-tax employee contributions.

         1.2. Effective Date. Except as otherwise expressly provided, the provisions of this restatement are effective as of July 1, 1994.

Article 2.     Definitions.
               -----------

     Wherever used herein, unless the context clearly indicates otherwise, the following words have the following meanings:

         2.1. Account. "Account" means any or all of the following, as the context requires:

               (a) "Employee After-Tax Contribution Account": the account or sub-account established and maintained to reflect a Participant's Employee After-Tax Contributions under Section 5.5 or under the Prior Plan, as periodically adjusted for investment experience.

               (b) "Pre-Tax Contribution Account": the account or sub-account established and maintained to reflect Pre-Tax Contributions made under
     Section 5.2 for the benefit of a Participant, as periodically adjusted for investment experience.

               (c) "Primary Contribution Account": the account or sub-account established and maintained to reflect Participating Employer contributions under the Prior Plan and discretionary Participating Employer contributions under Section 5.1 of this Plan, as periodically adjusted for investment experience. In the case of a Participant for whose benefit contributions were made under the qualified cash-or-deferred feature of the Prior Plan, there shall be maintained within the Participant's Primary Contribution Account a separate sub-account to reflect such contributions and associated investment experience.

               (d) "Matching Contribution Account": the account or sub-account established and maintained to reflect Participating Employer matching contributions under Section 5.4 of the Plan.

               (e) "Rollover Account": in the case of any Eligible Employee who contributes an "eligible rollover distribution" (whether by direct transfer or otherwise) to the Plan under Section 5.6, an account or sub-account established and maintained to reflect such contribution and associated investment experience.

               (f) "Transfer Account": in the case of any Eligible Employee whose accrued benefit under another plan is transferred directly to the Plan in a nonelective trust-to-trust transfer described in Section 414(l) of the Code and Section 5.7 of the Plan, an account or sub-account maintained to reflect such transferred amount and associated investment experience.

The Trustees and the Administrator may maintain such other accounts and records as may reasonably be required to discharge their duties under the Plan.

         2.2. Administrator. "Administrator" means the committee appointed to administer the Plan in accordance with Article 3.

         2.3. Affiliated Employer. "Affiliated Employer" means (i) any corporation (other than the Company) which is a member of a controlled group of corporations (as defined in Code (S) 414(b)) with the Company; (ii) any trade or business (other than the Company), whether or not incorporated, which is under common control (as defined in Code (S) 414(c)) with the Company; (iii) any member (other than the Company) of an affiliated service group (as defined in Code (S) 414(m)) of which the Company is a member; and (iv) any other employer required to be aggregated with the Company under Code (S) 414(o). To the extent specified in writing by the Chairman or the Treasurer of the Company, the term "Affiliated Employer" shall also be deemed to include any corporation, trade or business that would be described in (i) or
(ii) above if the affiliation rules referred to in Code (S) 414(b) and (S) 414(c) were applied by substituting "more than 50%" for "80%".

         2.3A Allocation Period. "Allocation Period" or "Allocation Periods" means, for any Plan Year, the period or periods within such Plan Year with respect to which Primary Contributions (if any) and allocations thereof will be made for such Plan Year. Except as otherwise determined by the Board of Directors prior to the beginning of the Plan Year of reference, a Plan Year shall consist of two Allocation Periods, one commencing January 1 and ending June 30 and the other commencing July 1 and ending December 31. If the Board of Directors so determines prior to the beginning of the Plan Year of reference, however, a Plan Year may consist of a single Allocation Period that is coextensive with the Plan Year or may consist of consecutive monthly or quarterly Allocation Periods.

         2.4. Annual Addition. "Annual Addition" means, in the case of any Participant, when used with respect to the Plan, the sum for any Plan Year of
(a) the Pre-Tax Contributions, Matching Contributions, and Primary Contributions made by the Employer for the Participant's benefit under the Plan, (b) the Participant's Employee After-Tax Contributions under the Plan, and (c) forfeitures, if any, allocated to the Participant's Accounts under the Plan.

         2.5. Beneficiary. "Beneficiary" means the person or persons designated by a Participant or former Participant to receive benefits under the Plan upon the death of the Participant or former Participant.

         2.6. Board of Directors. "Board of Directors" means the Board of Directors of the Company. The Board of Directors may designate a person or persons (including a committee) to carry out any fiduciary responsibilities of the Company or of the Board under the Plan, any such designation to be made in accordance with Section 405 of ERISA.

         2.7. Code. "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

         2.8. Company. "Company" means Genuity Inc. and any successor to all or a major portion of its assets or business which assumes the obligations of the Company.

         2.9. Computation Period. "Computation Period" means a period of twelve (12) consecutive months beginning with the Employee's Employment Commencement Date and each anniversary thereof.

         2.10. Credited Compensation. "Credited Compensation" means the regular base compensation received by an Eligible Employee while he is Participant, modified as provided at (a), (b) and (c) below. Any amount that would qualify as Credited Compensation but for the Participant's agreement to forgo receipt of such amount pursuant to a salary reduction agreement or pursuant to a cafeteria plan (within the meaning of Code 125) shall be treated as Credited Compensation for purposes of the Plan. In no event shall Credited Compensation in excess of the limitation determined under Code (S) 401(a)(17) be taken into account under the Plan, and

Eligible Employees with Credited Compensation in excess of such limit shall have their Credited Compensation limited on a per pay period basis to comply with such limit.

               (a) Credited Compensation shall include sales commissions, sales bonuses, foreign service premiums, lump sum merit increases, temporary job reclassification pay adjustments that are paid to the Participant for a period of at least ninety (90) consecutive days, and payments made under other short-term incentive programs that are specifically included by the Administrator from time to time.

               (b) Credited Compensation shall not include (except to the extent expressly included pursuant to (a) above) any commissions, Executive Incentive Plan payments, other management incentives, other incentive payments, awards, profit-sharing, stock received pursuant to stock option plans or other stock purchase plans, bonuses, overtime, shift or other premiums, supplemental vacation benefits, moving expense reimbursements, or any other special fees or allowance paid to an Employee during a Plan Year.

               (c) To the extent expressly provided in any written separation policy of the Company or a Participating Employer, Credited Compensation shall include any salary continuation payments from the general assets of the Company or the Participating Employer that an Employee receives pursuant to the policy.

         2.11. Effective Date. "Effective Date" means the date or dates referred to in Section 1.2.

         2.12. Eligible Employee. "Eligible Employee" means any individual (including an officer or employee director of a Participating Employer) who is employed by a Participating Employer, other than (i) a nonresident alien who receives no earned income (within the meaning of Code (S) 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code (S) 861(a)(3)), or (ii) a leased employee (within the meaning of Code (S) 414(n)(2)). For the avoidance of doubt, (A) no individual shall be treated as an Eligible Employee during any period in which he or she is treated as an independent contractor for payroll purposes by the Employer, regardless of any later recharacterization of such individual's employment status, and (B) in determining whether an individual is a "leased employee", the determination of the Administrator shall be binding for all purposes of the Plan notwithstanding any later recharacterization or redetermination of such individual's status. (See footnote 1 below.)

         2.13. Employee. "Employee" means any individual employed by the Employer, including leased employees (within the meaning of Code (S) 414(n)(2)) to the extent required under the Code and applicable regulations. Eligible Employees with Credited Compensation in excess of the Code Section 401(a)(17) limit shall have their Credited Compensation limited on a per pay period basis to comply with such limit for Plan purposes.

         2.14. Employee After-Tax Contribution. "Employee After-Tax Contribution" means a contribution by a Participant under Section 5.5.

         2.15. Employer. "Employer" means the Company and all Affiliated Employers.

         2.16. Employment Commencement Date. "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service.




-----------------------
1 Effective April 30, 2000, certain Participants employed by the GTE Technology Organization cease to be Eligible Employees.

         2.17. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

         2.18. 401(k) Credited Compensation. "401(k) Credited Compensation" means Credited Compensation determined without regard to non-sales-related bonuses.

         2.19. Hours of Service. "Hours of Service" means, with respect to any Employee, each hour for which the Employee is paid or entitled to payment from the Employer.

         2.20. Investment Fund. "Investment Fund" means one of the funds established or designated from time to time by the Trustees to serve as permissible investment vehicles for contributions made by or for the benefit of a Participant, including any such fund maintained under the Prior Plan for participants thereunder and continued under the Plan. Funds may consist in whole or in part of investments in shares of a regulated investment company or such other investments as the Trustees, in their sole discretion, deem appropriate. Loans to Participants (made in accordance with Article 12) hereof shall be permissible investment of each Investment Fund other than the Trustees' Fund. The Trustees may terminate an Investment Fund as to existing or future investments or both and may designate new or different Investment Funds at any time. Matching Contributions made in shares of common stock of Genuity Inc. shall be held in the Trust in a fund consisting of such stock (plus, if the Trustees so determine, cash or short-term liquid investments such as money-market fund shares). Any such fund may be accounted for on a share basis or a unitized basis, as the Administrator determines.

         2.21. Matching Contribution. "Matching Contribution" means a Participating Employer's contribution made pursuant to Section 5.4 in full or partial matching of (i.e., on account of) Pre-Tax Contributions made by the Participating Employer. The term "basic Matching Contributions" refers to Matching Contributions made in accordance with a percentage rate of contribution fixed by a Participating Employer before the beginning of a Plan Year, and the term "supplemental Matching Contributions" refers to discretionary Matching Contributions determined by the Participating Employer after such time.

         2.22. Participant. "Participant" means any Eligible Employee who participates in the Plan in accordance with Article 4 hereof. A Participant who has ceased to be eligible to make or share in contributions under the Plan, but who continues to have an accrued benefit under the Plan, shall be referred to as a "former Participant".

         2.23. Participating Employer. "Participating Employer" means (i) the Company and (ii) any Affiliated Employer which has adopted the Plan with the approval of the Company.

         2.24. Plan. "Plan" means the Genuity Savings Plan as set forth in this Agreement, and as amended from time to time.

         2.25. Plan Year. "Plan Year" means the six-month period beginning July 1, 1999 and ending December 31, 2000 and each calendar year thereafter. For purposes of Code (S) 415 and Section 8.3, (a) effective January 1, 2000 the limitation year will be the calendar year, and (b) the period July 1, 1999 through December 31, 1999 shall be a "limitation period" as that term is defined in Treas. Regs. (S) 1.415-2(b)(4); provided, that in applying the provisions of Code (S) 415 and Section 8.3 to such July 1, 1999 to December 31, 1999 limitation period the dollar limit described in Code (S) 415(c)(1)(A) and
Section 8.3(a)(i) shall be $15,000 and only compensation for the limitation period shall be taken into account.

         2.26. Pre-Tax Contribution. "Pre-Tax Contribution" means a contribution made to the Plan for the benefit of a Participant pursuant to a salary reduction agreement described in Sections 5.2 and 5.3.

         2.27. Primary Contribution. "Primary Contribution" means a discretionary contribution by a Participating Employer under Section 5.1.

         2.28. Prior Plan. "Prior Plan" means the Bolt Beranek and Newman Inc. Retirement Trust Agreement, as amended and in effect from time to time prior to the Effective Date.

         2.29. Qualified Domestic Relations Order. "Qualified Domestic Relations Order" or "QDRO" means any judgment, decree or order (including approval of a property settlement agreement) which:

               (a) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant or former Participant;

               (b) is made pursuant to a State domestic relations law (including a community property law); and

               (c) constitutes a "qualified domestic relations order" within the meaning of Code (S) 414(p) and ERISA Section 206(d)(3)(B).

A domestic relations order will not fail to qualify as a QDRO merely because it calls for distributions at a time when the Participant would not himself be eligible for a distribution, including any such time prior to the Participant's "earliest retirement age" as that term is defined in Section 414(p)(4)(B) of the Code.

         2.30. Rollover Contribution. "Rollover Contribution" means (i) a contribution or direct transfer to the Trust described in Section 402(c) of the Code from another plan qualified under Section 401(a) of the Code, or (ii) to the extent permitted by the Administrator, a contribution to the Trust of an amount distributed from an individual retirement account or annuity and described in Section 408(d)(3)(A)(ii) of the Code.

         2.31. Service. "Service" means, in the case of any Employee, the period of time, expressed in years and fractions of years measured in days, that begins with the Employee's employment date or reemployment date and ends on the earlier of (a) the date the Employee quits, retires, is discharged or dies, or
(b) the first anniversary of the Employee's absence from service for any other reason. If the reemployment date of an Employee who is absent from service (for any reason, including by reason of a quit, retirement or discharge) falls within twelve (12) months after the commencement of such absence, the intervening period of absence shall be treated as a period of Service. If an Employee's reemployment date occurs more than twelve (12) months after the commencement of the absence, the period commencing with the reemployment date shall be treated as a new period of Service under the rules described above and shall be aggregated with any prior periods of Service. For purposes of this Section 2.31, "employment date" means the date on which an Employee first has an Hour of Service, "reemployment date" means the date on which an Employee has an Hour of Service after the commencement of an absence, and the terms "service", "absence from service", "quit", "retirement", "discharge" and related terms shall all be applied by reference to employment for the Employer; provided, that the Board of Directors may provide by appropriate action, in such cases and subject to such exceptions and rules as it may determine, that service for a corporation, trade or business prior to its becoming an Affiliated Employer shall also be treated as Service.

         2.32. Share of the Trust Fund. "Share of the Trust Fund" means, in the case of any Participant or former Participant, that portion of the Trust's assets which is allocated to the Accounts of the Participant or former Participant.

         2.33. Stock. "Stock" means common stock of the Company. Stock may be acquired by the Trustees for investment in the Trust Fund either by open market purchases or in negotiated transactions, including purchases from the Company.

         2.34. Termination of Employment Date. "Termination of Employment Date" means the day on which a Participant ceases to be an Employee, as determined by the Company.

         2.35. Trust. "Trust" means the BBN Corporation Retirement Trust heretofore established and continued under this Agreement, as amended and in effect from time to time.

         2.36. Trust Fund. "Trust Fund" means the property held in trust by the Trustees for the account of Participants, former Participants and their Beneficiaries.

         2.37. Trustees. "Trustees" means those person(s) who are appointed by the Board of Directors from time to time to act as Trustees hereunder.

         2.38. Trustees' Fund. "Trustees' Fund" means the frozen Investment Fund established under the Prior Plan and continued hereunder, the assets of which are allocated for investment purposes to certain Participants and former Participants with accounts under the Prior Plan as of January 1, 1984. The Trustees' Fund is not open for additional investment except for the investment or reinvestment of cash held therein, and is therefore not among the Investment

Funds available for Participant-directed investments under Article 6. The Trustees may at any time and from time to time withdraw some portion or all of the assets in the Trustees' Fund and reinvest them in one or more of the other Investment Funds maintained under the Plan.

     Whenever used herein, a pronoun or adjective in the masculine gender includes the feminine gender unless the context clearly indicates otherwise.

Article  3.   Administration.
              --------------

         3.1. Administrator. The Plan will be administered by the Administrator, which will be a committee consisting of at least three individuals (who may but need not be Participants or former Participants) appointed from time to time by the Board of Directors and subject to removal by the Board of Directors at any time, with or without cause.

     The committee appointed to serve as Administrator will act by vote of a majority of all its members. If at any time a majority of the individuals serving on such committee and eligible to vote are unable to agree, or if there is only one such individual, any action required of the committee will be taken by the Board of Directors and its decision will be final. An individual serving on such committee who is a Participant or former Participant may not vote or act on any matter relating solely to himself. Members of the Administrator shall serve without remuneration (other than reimbursement for reasonable expenses) except as may otherwise from time to time be agreed upon by the Company and the Administrator consistent with ERISA.

     Notwithstanding any other provisions of the Plan, the Administrator will have the full power and discretion to conform the administration of the Plan with the administration of the GTE Savings Plan.

         3.2. Powers and discretionary authority. The Administrator will have full power and discretion to administer the Plan in all of its details and to determine all matters relating thereto, subject, however, to the requirements of ERISA. The Administrator's determinations shall be final and binding on all Employees, former Employees, Participants, former Participants, and

Beneficiaries. More particularly, but not in limitation of the foregoing, the Administrator shall have the following discretionary authority:

         (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

         (b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all Employees, former Employees, Participants, former Participants, and Beneficiaries;

         (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan in accordance with Article 4;

         (d) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

         (e)   To authorize the payment of benefits;

         (f) To grant loans to Participants in accordance with Section 12.3 herein;

         (g) To appoint such agents, counsel, accountants, consultants and actuaries as may be required to assist in administering the Plan; and

         (h) By written instrument, to allocate and delegate fiduciary responsibilities in accordance with Section 405 of ERISA.

         3.3. Examination of records. The Administrator will make available to each Participant or former Participant such of its records as pertain to him, for examination at reasonable times during normal business hours.

         3.4. Nondiscriminatory exercise of authority. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

         3.5. Reliance on tables, etc. In administering the Plan, the Administrator will be entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any actuary, accountant, trustee, counsel or other expert who is employed or engaged by the Administrator.

         3.6. Named fiduciary. The Administrator will be a "named fiduciary" for purposes of Section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, except that the Administrator will have no authority over the investment of the assets of the Trust.

         3.7. Expenses of Plan. Unless paid by a Participating Employer, the Administrator will direct the Trustees to pay from the Trust Fund the expenses incurred by the Administrator in administering the Plan to the extent such expenses are reasonable. Any such direction will be in writing and will specify the amount to be paid and the person to whom payment is to be made. The Administrator will determine what constitutes a reasonable expense of administering the Plan, which determination in good faith will be final and conclusive on all persons having any interest in the Plan.

         3.8.  Claims and review procedures.

               (a) Claims procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within ninety (90) days after the claim is received by the Administrator (or within one hundred eighty (180) days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial ninety (90) day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

               (b) Review procedure. Within sixty (60) days after the date on which a person receives a written notice of a denied claim (or if applicable, within sixty (60) days after the date on which such denial is considered to have occurred) such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within sixty (60) days after the request for review is received by the Administrator (or within one hundred twenty
     (120) days, if special circumstances required an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial sixty (60) day period). If the decision on review is not made within such period, the claim will be considered denied.

         3.9. Indemnification of Administrator. The Company agrees to indemnify and to defend to the fullest extent permitted by law an Employee or former Employee serving or formerly serving as the Administrator or as a member of a committee appointed to serve as Administrator against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission was in good faith.

Article  4.    Participation.
               -------------

         4.1. Date of participation. Each individual shall become a Participant for all purposes of the Plan on whichever of the following two days (the "entry date") first occurs:

                    (i) the first day of the month (i.e., January 1, February 1, etc.) that follows by at least one month the date on which the individual becomes an Eligible Employee, or

                    (ii) the January 1 or July 1 which first occurs following
               completion of a year of Service;

provided, that if the individual is not an Eligible Employee on such entry date, he or she shall become a Participant on the first date thereafter on which he or she is an Eligible Employee; and further provided, that in determining an individual's right to participate in the Plan as of any date prior to January 1, 1999, the provisions of Section 4.1 as from time to time in effect prior to January 1, 1999 shall control rather than the provisions set forth above.

         4.2. Cessation of participation. A Participant will cease to be a Participant and will become a former Participant as of the date on which he ceases to be an Eligible Employee or, if earlier, as of the date on which the Plan terminates.

         4.3. Reemployment of a former Participant. If a former Participant returns to the employ of a Participating Employer, no distributions (other than withdrawals pursuant to Article 12, mandatory distributions pursuant to Section
13.3 upon attainment of age 70 1/2, or corrective distributions under Section
8.3 or Appendix I) will be made to him while he continues to be an

Eligible Employee. A former Participant will again become a Participant on the date on which he completes an Hour of Service following his reemployment.

Article  5.    Contributions.
               -------------

         5.1. Primary Contributions. Each Participating Employer will contribute to the Trust for each Allocation Period during the continuance of the Plan a Primary Contribution in such amount (if any) as may be determined by the Board of Directors with respect to such Allocation Period. The amount of each such contribution, whether expressed as an aggregate amount or as a percentage of Credited Compensation for the Allocation Period, may vary among different Participating Employers. In addition, the Board of Directors may identify for purposes of this Section for any Allocation Period separate business units, segments or divisions (a "separate unit" or "unit") within a Participating Employer and provide that a different amount or different percentage of Credited Compensation (including, if so determined, a zero contribution) will be contributed with respect to one or more such separate units while a different amount or amounts or a different percentage rate or rates will be contributed for other units. The identification of separate units, if any, within a Participating Employer shall be made before the end of the Allocation Period to which the Primary Contribution relates. Unless the Board of Directors affirmatively designated separate units for purposes of this Section for an Allocation Period, contributions by a Participating Employer for such Allocation Period shall be allocated and apportioned among the eligible Participants of such Participating Employer as though it were a single unit. In making determinations under this Section, the Board of Directors may, but need not, take into account the relative profitability of different Participating Employers or different units or such other business factors as it may determine.

         5.2. Pre-Tax Contributions. Each Participant may enter into a salary reduction agreement with his Participating Employer specifying Pre-Tax Contributions in an amount designated in the agreement. By agreeing to Pre-Tax Contributions, the Participant agrees to a reduction in 401(k) Credited Compensation in the amount or percentage designated and the Participating Employer agrees in consideration of such reduction to contribute an equivalent amount to the Trust. The Administrator may establish and from time to time modify limits on the amount or percentage of 401(k) Credited Compensation which may be elected to be contributed to the Plan, and such limits may be different for different classifications of Participants.

         5.3. Form and manner of Pre-Tax Contribution elections. Each salary reduction agreement shall be on a form prescribed or approved by the Administrator and may be entered into, changed or revoked by the Participant, upon such prior written notice as the Administrator may prescribe, as of the first day of any Allocation Period or on such other basis as the Administrator may determine. A salary reduction agreement shall be effective with respect to 401(k) Credited Compensation payable on and after the date specified in the Agreement but no earlier than the date the agreement is entered into.

         5.4. Matching Contributions. The Board of Directors shall determine and shall communicate or cause to be communicated to Participants the rate (which may be zero) of basic Matching Contributions that will apply under the Plan; provided, that except as otherwise determined by the Board of Directors, and subject to the valuation provisions of the last paragraph of this Section and to limitation as elsewhere provided in the Plan, the rate of basic

Matching Contributions with respect to any Participant shall be seventy-five cents ($0.75) for each one dollar ($1.00) of "match-eligible" contributions (as hereinafter defined) made by or for the benefit of the Participant. For purposes of this Section, the term "match-eligible" contributions for any period means, except as otherwise determined by the Board of Directors, the aggregate of the Pre-Tax Contributions made for the benefit of, and the Employee After-Tax Contributions made by, a Participant for such period to the extent such contributions do not exceed six percent (6%) of the Participant's 401(k) Credited Compensation for such period. Basic Matching Contributions, if any, determined in accordance with this paragraph shall be made to the Trust by each Participating Employer for the benefit of each Participant it employs during the Plan Year who made match-eligible Employee After-Tax Contributions with respect to such period of employment or for whose benefit the Participating Employer made match-eligible Pre-Tax Contributions.

     In addition to basic Matching Contributions, if any, determined in accordance with the preceding paragraph, each Participating Employer may make supplemental Matching Contributions in such amounts, at such rates and subject to such conditions as the Board of Directors may determine.

     Except as otherwise determined by the Board of Directors, all Matching Contributions under the Plan shall be made in the form of shares of common stock of Genuity Inc. Genuity Inc. shall make such arrangements as it deems appropriate to provide for such contributions on behalf of the Participating Employers. In determining the number of shares of such common stock of Genuity Inc. required to be contributed as a Matching Contribution for any period, such shares shall be valued in accordance with such reasonable and consistent procedures as the Administrator may determine.

         5.5. Employee After-Tax Contributions. Any Participant may, at his option, contribute to the Trust in any Plan Year a portion of his 401(k) Credited Compensation. Employee After-Tax Contributions shall be made through authorized payroll deductions or at such other time or times and in such manner as the Administrator may determine. A Participant may discontinue his Employee After-Tax Contributions at any time, but in the case of any such contributions made by payroll deduction may not otherwise change the amount of such deductions more frequently than would be permitted for changes in salary reduction agreements under Section 5.3 above.

     If a Participant's Pre-Tax Contributions reach the limit set forth in
Section 402(g) of the Code during a Plan Year, any additional contributions made pursuant to the Participant's salary reduction agreement during that Plan Year shall automatically be made as Employee After-Tax Contributions, except to the extent that such contributions would cause the Plan to exceed (or further to exceed) the contribution percentage limit imposed by Code Section 401(m) or the aggregate limit imposed by Treasury Regulation Section 1.401(m)-2 for the Plan Year.

         5.6. Rollover Contributions. An Eligible Employee (who may be, but need not be, a Participant) may make a Rollover Contribution to the Plan upon demonstration to the Administrator that the contribution is an eligible Rollover Contribution as defined in Section 2.33. The Administrator may require such certificates or other evidence as it determines to be necessary or appropriate to demonstrate that an amount is eligible to be contributed or transferred to the Plan under this Section.

         5.7. Other transfers. The Board of Directors in its discretion may provide that the Trust will accept a direct transfer, qualifying under Code (S) 414(l), of assets and liabilities from another plan and trust qualifying under Code (S) 401(a). Any such transfer shall be made only after the transferring plan or its sponsor or administrator has provided the Administrator with evidence satisfactory to the Administrator as to the qualification of the transferor plan and as to any and all benefit forms and options that would be required under Code (S) 401(a)(11) or (S) 411 to be preserved with respect to the transferred benefits.

         5.8. Time for making contributions. Pre-Tax Contributions and Employee After-Tax Contributions made on a payroll deduction basis will be paid in cash to the Trust as soon as they can reasonably be segregated from the general assets of the Participating Employer, but in all events by the fifteenth
(15th) business day of the month following the month in which the compensation to which such contributions relate would have been payable to the Participant in cash. Employee After-Tax Contributions made directly by a Participant will be deposited directly into the Trust. Primary Contributions, if any, for a Plan Year will be contributed in cash to the Trust no later than the time prescribed by law (including extensions) for filing the Participating Employer's federal income tax return for its taxable year in or with which the Plan Year ends. A Participating Employer's basic Matching Contributions, if any, shall be made substantially at the same time as the related Pre-Tax Contributions, and its supplemental

Matching Contributions, if any, shall be made at such time as the Participating Employer determines (not later than the time for making a Primary Contribution for the Plan Year).

         5.9. Certain limits apply. All contributions to the Plan are subject to the applicable limits described or referred to in Article 8.

         5.10. Return of contributions. If any contribution by a Participating Employer to the Trust is

         (a)   made by reason of a good faith mistake of fact, or

         (b) believed by the Participating Employer in good faith to be deductible under Code (S) 404, but the deduction is disallowed,

the Trustees shall, upon request by the Participating Employer, return to the Participating Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

Article  6.    Investments.
               -----------

         6.1. Investment of contributions. The Trustees shall maintain one or more Investment Funds for the investment of contributions made by or for the benefit of Participants. Subject to Section 6.4 and to such reasonable procedures, restrictions and limitations as the Trustees may establish, contributions by or for the benefit of a Participant, other than assets allocated to the Trustees' fund, will be invested in such Investment Fund or Funds as the Participant directs. Assets of the Trustees' Fund will be invested solely by the Trustees or by an investment manager appointed pursuant to Section 16.2(t).

     It is intended that the Investment Funds provided under the Plan (other than the Trustees' Fund and the fund consisting of common stock (and such cash or other short-term investments as the Trustees may determine) attributable to Matching Contributions) and manner of selection among such Funds shall satisfy ERISA Section 404(c). The Trustees will communicate to Participants and Beneficiaries the investment options available under the Plan, including changes in available investment options. The Trustees may change the Investment Funds offered under the Plan at any time, including with respect to already invested amounts, and may terminate an Investment Fund at any time and transfer the assets of a terminated Fund to any other Investment Fund.

         6.2. Investment of income. Dividends, interest and other income from investments for the Account of any Participant shall be reinvested in the Investment Fund or Funds to which such dividends, interest or other income is attributable, subject to such reasonable restrictions or limitations as the Trustees may establish.

         6.3. Change of election by Participant. A Participant may from time to time change the Investment Funds in which contributions made by him or for his benefit, or existing balances (other than any portion of the Participant's share of the Trust Fund which is allocated to the Trustees' Funds), or both, are to be invested, subject to such reasonable restrictions or limitations as the Trustees may prescribe. Changes relating to future contributions will be effective as soon as practicable after the change notice is given or, if later, as of the date specified in the change notice. Changes relating to existing Account balances, requiring liquidation of investments and reinvestment of the proceeds, will be made as soon as reasonably practicable after the change notice is given. The Trustees shall prescribe rules governing the periods and manner in which investment changes may be made, including in the Trustees' discretion rules permitting the giving of investment change notices by telephone or other means, and nothing in this Section 6.3 shall prevent the Trustees from prescribing rules with respect to former Participants that differ from the rules prescribed for Participants. To the extent consistent with Code (S) 411(a)(11), rules prescribed under this Section 6.3 with respect to former Participants may include a rule suspending, eliminating or restricting the right of former Participants to change investment elections.

         6.4. Investment Fund for certain Matching Contributions. As provided in Section 2.20, Matching Contributions made in shares of common stock of Genuity Inc. shall be held in the Trust in a fund consisting of such stock (plus, if the Trustees so determine, cash or short-term liquid investments such as money-market fund shares). Except as determined by the Administrator consistent with an effective registration statement or exemption under the

Securities Act of 1933, as amended, and applicable state laws, no amounts allocated to other Investment Funds under the Plan may be directed by a Participant, former Participant or beneficiary to be invested in such Genuity stock fund, nor shall any amounts invested in such fund be eligible to be transferred by Participant, former Participant or beneficiary direction to any other Investment Fund.

Article  7.    Participants' Accounts.
               ----------------------

         7.1. Individual accounts. The Trustees shall establish and maintain Accounts for each Participant which shall reflect (i) all contributions paid to the Trustees by or on behalf of the Participant, (ii) the Participant's share of any forfeitures arising under the Plan, and (iii) the Participant's share of the income, expenses, and gain or loss (realized or unrealized) of the Trust Fund.

         7.2. Crediting of contributions. Pre-Tax Contributions, Employee After-Tax Contributions and basic Matching Contributions, if any, for the benefit of a Participant shall be credited to the corresponding Accounts of the Participant as of the date the amounts are contributed to the Trust. Subject to
Section 7.5, supplemental Matching Contributions and Primary Contributions, if any, for the benefit of a Participant shall be credited to the Participant's corresponding Accounts as of the last day of the Plan Year for which the contribution is made. Rollover Contributions and amounts transferred in a trust-to-trust transfer under Section 5.7 shall be credited to Accounts as of the effective date of contribution or transfer.

         7.3. Treatment of forfeitures. If a Participant forfeits an interest in his Primary Contribution Account pursuant to Section 11.4 below, the forfeited amount will be transferred to a forfeiture account. The balance in the forfeiture account as of the last business day of the Plan Year, after the adjustments then to be made under Section 7.4, will be first used to restore amounts previously forfeited under Section 11.4 to the accounts of Participants entitled to such a restoration pursuant to Section 11.4, and then will be allocated among and credited to the accounts of Participants or former Participants who either (i) are employed by the Employer on the last business day of the Plan Year and who have completed 1000 or more Hours of Service during the Plan Year or (ii) ceased to be employed by a Participating Employer during the Plan Year because they ceased to be Employees and who had a one hundred (100) percent vested interest in their Primary Contribution Account, in proportion to the respective amount of Credited Compensation paid to such individuals (while they were Participants) by the Participating Employers during such Plan Year.

         7.4. Adjustments to individual accounts. At such times as the Trustees shall determine, but no less frequently than once each Allocation Period (except in the case of forfeitures, which shall be applied once at the end of the Plan Year), the Trustees will cause the interest of each Participant's Account (and any forfeiture account) in each Investment Fund to be adjusted to include its allocable share of the income and of the gain and loss (realized and unrealized) on the assets of such Investment Fund valued at their fair market value (except that the amounts allocated under this Section 7.4 will not include any income or gain or loss on assets attributable to Primary Contributions or supplemental Matching Contributions for the year with respect to which the allocation is made). From time to time but not less frequently than annually, the balance in each Account may be similarly adjusted, to the extent necessary, to reflect its proper share of those expenses of the Trustees and the Administrator which are to be charged to the Trust Fund.

         7.5. Eligibility to share in Primary Contributions and supplemental Matching Contributions. The Primary Contributions, if any, contributed by a Participating Employer for an Allocation Period with respect to each of its separate units (as determined in accordance with

Section 5.1) shall be allocated among and credited to the Primary Contribution Accounts of Participants employed by or at such separate unit who

               (a) are Eligible Employees on the last day of the Allocation Period, or

               (b) who ceased to be Eligible Employees during the Allocation Period and who had a one hundred (100%) vested interest in their Primary Contribution Account in proportion to the respective amounts of Credited Compensation paid such Participants during the Allocation Period. If different levels of Primary Contributions are contributed with respect to different units, the provisions of the preceding sentence shall be applied separately to each such unit, with only those Participants providing services to such unit (and only their Credited Compensation with respect to such service) taken into account. If the Participating Employer has not designated separate units for an Allocation Period, the Primary Contribution of the Participating Employer for such Allocation Period will be allocated among and credited to the Primary Contribution Accounts of Participants employed by the Participating Employer, in accordance with the preceding sentence, as though the Participating Employer consisted of a single unit.

     Supplemental Matching Contributions, if any, contributed by a Participating Employer for a Plan Year shall be credited, similarly, only in respect of those Participants otherwise eligible for the Matching Contribution (i.e., for whose benefit Pre-Tax Contributions have been made) who satisfy the requirements of
(a) or (b) above; provided, that supplemental Matching Contributions described in the last sentence of Section 5.4 shall be credited only in respect of those otherwise eligible Participants who are Eligible Employees on the last day of the Plan Year.

         7.6. Rights of Participants. Nothing contained herein shall be deemed to give any Participant any interest in any specific part of the Trust Fund or any interest other than his right to receive benefits in accordance with the provisions herein contained.

Article  8.    Limits on Contributions.
               -----------------------

         8.1. Deductibility of Contributions. Primary Contributions, Pre-Tax Contributions, and Matching Contributions (both basic and supplemental) for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code and are hereby expressly conditioned on their deductibility.

         8.2. Nondiscrimination limitations. Pre-Tax Contributions, Employee After-Tax Contributions, and Matching Contributions (both basic and supplemental) must also satisfy certain nondiscrimination requirements that are set out in Appendix I and in connection with satisfying these requirements may be prospectively reduced or in certain circumstances distributed to Participants (or former Participants), all as more fully set out in Appendix I.

         8.3. Limit on Annual Additions. Primary Contributions, Pre-Tax Contributions, Employee After-Tax Contributions and Matching Contributions (both basic and supplemental) are subject also to the limitations under Code (S) 415, which are incorporated herein by reference. In applying such limitations, the limitation year or limitation period shall be the year or period described in
Section 2.25 ("Plan Year"), and the compensation taken into account for any Participant shall be the Participant's wages (within the meaning of Code (S) 3401(a)) subject to income tax withholding at the source, determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed and increased by amounts that would have been included in the Participant's wages as so defined but for a deferral election described in Code (S) 125 or Code (S) 401(k). If the Administrator determines that contributions by or for the benefit of a Participant may give rise to annual additions in excess of those permitted under Code (S) 415, it may prospectively limit contributions or allocations of forfeitures to the extent necessary to avoid such excess. If, notwithstanding the foregoing, the Administrator determines that the amount credited to a Participant's account for the preceding limitation year or limitation period exceeded the amount permitted under Code (S) 415, the Administrator may take the following steps to the extent necessary to correct such excess: (i) first, return to the Participant his or her Employee After-Tax Contributions, together with associated earnings; (ii) second, return to the Participant unmatched Pre-Tax Contributions made for his or her benefit, together with associated earnings; (iii) third, return to the Participant other Pre-Tax Contributions made for his or her benefit, together, with associated Matching Contributions and earnings; and (iv) if the foregoing steps do not suffice, reallocate to the Accounts of other eligible Participants (subject to Section 7.5 and limitations of this Section) forfeitures and Primary Contributions made for the benefit of the Participant for whom an excess annual addition exists.

Article  9.    Benefits Because of Age or Disability.
               -------------------------------------

         9.1. Normal retirement. Upon attainment of age sixty-five (65) while an Employee, each Participant will have a fully vested and nonforfeitable interest in his Share of the Trust Fund. Upon retirement on or after age sixty-five (65), the Participant's Share of the Trust Fund, including any amounts attributable to contributions or forfeitures for the Plan Year in which he retires, will be distributed to him in accordance with Article 13.

         9.2. Disability retirement. If a Participant becomes disabled prior to attainment of age sixty-five (65) and if the disability is such that the Participant can no longer continue in the service of the Participating Employers, as determined by his Participating Employer under rules of uniform application, and if his employment with the Participating Employer is terminated (a "disability retirement"), the Participant will have a fully vested and nonforfeitable interest in his Share of the Trust Fund. In such event, his Share of the Trust Fund, including any amounts attributable to contributions or forfeitures for the Plan Year in which his employment terminates, will be distributed to him in accordance with Article 13.

Article 10.    Benefits Because of Death.
               -------------------------

        10.1. Distribution of benefits upon death. If a Participant or former Participant dies before the distribution of his Share of the Trust Fund has commenced or before such distribution has been completed, his designated Beneficiary shall be entitled to receive, in accordance with Article 13, the amount or remaining amount of the decedent's Share of the Trust Fund, including any amounts attributable to contributions or forfeitures for the Plan Year in which death occurred.

        10.2. Designation of Beneficiary. A Participant may designate a Beneficiary or change a prior designation of a Beneficiary by giving notice to the Administrator on a form approved by the Administrator; provided, however, that if a Participant was married at time of death, he shall be deemed to have designated his surviving spouse as his sole Beneficiary unless

               (a) his surviving spouse, witnessed by a Plan representative or notary public, on a written form approved by the Administrator consented to and acknowledged the effect of, the decedent's designation of the specific non-spouse Beneficiary or Beneficiaries (including any class of Beneficiaries or any contingent Beneficiaries) designated by the decedent; or

               (b) it is established to the satisfaction of the Administrator that the consent required under (a) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe.

Any consent by a spouse described above, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.

     The Administrator will file a copy of any Beneficiary designation form with the Trustees or, if a Participant is deemed to have designated his surviving spouse as sole Beneficiary, will so inform the Trustees. If a Participant dies without specifically designating a Beneficiary, his Beneficiary shall be deemed to be his surviving spouse or, if none, his issue per stirpes. If any of such issue is a minor, the Trustees may deposit the minor's share in a savings account to his credit in a savings bank or other financial institution. If there is no surviving issue, then the amount may be paid to the Participant's executor or administrator or applied to the payment of his debts and funeral expenses or paid to any relative, all as the Administrator shall determine.

Article 11.    Benefits Because of Separation from Service.
               -------------------------------------------

        11.1. Separation from service. Benefits under this Article 11 shall be payable on account of a Participant's or former Participant's "separation from service" within the meaning of Section 401(k)(2)(B)(i)(I) of the Code.

        11.2. Termination benefit. A Participant or former Participant who has separated from the service of the Company and its Affiliated Employers shall be entitled under this Section 11.2 to a benefit equal to the value of (a) his Employee After-Tax Contribution Account, Pre-Tax Contribution Account, Matching Contribution Account, Rollover Account (if any), Transfer Account (if any), plus
(b) that portion (if any) of his Primary Contribution Account attributable to "qualified nonelective contributions" (see Appendix I) or "cash election" contributions under the Prior Plan or the earnings thereon, plus (c) the applicable percentage of the value of the remaining portion of his or her Primary Contribution Account, determined on the basis of the Participant's or former Participant's completed years of Service as follows: (See footnote 2 below.)


          Completed Years of Service    Applicable Percentage
          --------------------------    ---------------------

          less than one                           - 0 -
          one but less than two                    50%
          two or more                             100%

The benefit determined under this Section shall be distributed in accordance with Article 13.

        11.3. Election of former vesting schedule. If the Plan is amended at any time after the Effective Date and if such amendment directly or indirectly affects the computation of the nonforfeitable percentage of a Participant's rights to his Share of the Trust Fund, each Participant who has completed three
(3) years of Service as of the end of the election period described below




-----------------
2 Effective April 30, 2000, certain Participants employed by the GTE Technology Organization are fully vested in their Accounts (to the extent such Accounts are not otherwise fully vested).

and whose nonforfeitable percentage any time after the amendment could be less than such percentage determined without regard to the amendment, may elect, during such election period, to have the nonforfeitable percentage of his Share of the Trust Fund determined without regard to the amendment. The election period referred to in the preceding sentence will begin on the date the amendment is adopted and will end on the latest of the following dates:

               (i) the date which is sixty (60) days after the date on which the amendment is adopted;

               (ii) the date which is sixty (60) days after the date on which the amendment becomes effective; or

               (iii) the date which is sixty (60) days after the date on which the Participant is issued written notice of the amendment by the Administrator.

An election under this Section 11.3 may be made only by an individual who is a Participant at the time the election is made and once made shall be irrevocable. If any Employee is a Participant on the date an amendment changing the vesting schedule hereunder is adopted or the date the amendment becomes effective, whichever is later, the Participant's nonforfeitable percentage (determined as of such date) to his Share of the Trust Fund shall be not less than his percentage determined without regard to the amendment.

        11.4. Forfeitures. In the case of a Participant who ceases to be an Employee for any reason other than death or normal or disability retirement, any portion of the Participant's Primary Contribution Account (including any amounts credited after he ceases to be an Employee) not vested under Section 11.2 will be forfeited by him as of his Termination of

Employment Date. After adjustment pursuant to Section 7.4, the forfeiture will be applied as provided in Section 7.3. Any Participant or former Participant who forfeits any portion of his or her Primary Contribution Account and is later reemployed by an Employer prior to having incurred a period of severance of at least five (5) years shall have the forfeited portion reinstated to his or her Primary Contribution Account in accordance with Section 7.3. If the amount of other forfeitures in the year of reemployment is insufficient to reinstate the Participant's Primary Contribution Account under Section 7.3, the additional amount required for such reinstatement shall be taken from Participating Employer contributions for such year, prior to any other allocations of the contributions. For purposes of this Section 11.4, a "period of severance" is a period commencing with the later of the dates described in clauses (a) and (b) of Section 2.31 and ending on an Employee's reemployment date (as that term is used in Section 2.31), except that in the case of an absence from work by reason of any of the maternity- or paternity-related reasons described in Code (S) 411(6)(E), the date described in clause (b) of Section 2.31 shall, for purposes of determining the commencement date of any related "period of severance" under this Section, be deemed to be the second rather than the first anniversary of the Employee's absence. In the case of a Participant or former Participant who incurs a period of severance of at least five (5) years' duration, any subsequent period of Service shall be disregarded in determining the Participant's or former Participant's vested interest under Section 11.2(c) in amounts, if any, credited to his or her Primary Contribution Account in respect of Service prior to such period of severance.

        11.5. Separate account. This Section applies if a distribution has been made to a Participant or former Participant at a time when he has a nonforfeitable right to less than one hundred (100%) percent of his Share of the Trust Fund. Amounts credited to the Participant's Primary Contribution Account (other than any such amounts designated as "qualified nonelective contributions" (see Appendix I) or attributable to a "cash election" under the Prior Plan, and earnings thereon), to the extent remaining after such a distribution, shall be maintained as a separate account for the purpose of determining the Participant's or former Participant's vested interest therein at any later time prior to forfeiture. At any relevant time the Participant's or former Participant's nonforfeitable interest in the separate account will be equal to P(AB+(RxD))-(RxD), where P is the nonforfeitable percentage at the relevant time determined under Section 11.2(c); AB is the account balance of the separate account at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance of the separate account at the relevant time to the account balance of such account immediately after the distribution. If a former Participant suffers a forfeiture and upon later reemployment is entitled to restoration of the forfeited amount, his vested interest, following reemployment, in his Primary Contribution Account (including any such restored amount) shall equal P(AB+(RxD))-(RxD), where P is the nonforfeitable percentage at the relevant time; AB is the Account balance at the relevant time; D is the amount of any prior distribution; and R is the ratio of the Account balance at the relevant time to the Account balance after the distribution.

Article 12.    Withdrawals; Hardship Distributions; Loans.
               ------------------------------------------

        12.1. Withdrawal of Employee After-Tax Contributions. Any Participant or former Participant may at any time withdraw from his Share of the Trust Fund a sum not in excess of the value at the date of withdrawal of his Employee After-Tax Contribution Account (reduced by the amount of prior withdrawals); provided, that the minimum amount which may be withdrawn under this Section shall be $500 or the total value of the Employee After-Tax Contribution Account, whichever is less. The amount of any such withdrawal shall be paid to the Participant as soon as reasonably practicable following valuation of the Accounts after the notice of the withdrawal is given to the Trustees.

        12.2.  Hardship withdrawals.

               (a) Immediate and heavy financial need. A Participant or former Participant may make a withdrawal from his Pre-Tax Contribution Account in the event of an immediate and heavy financial need arising from

                    (1) expenses for medical care described in Code (S) 213(d) previously incurred by the Participant or former Participant, his spouse or any of his dependents (as defined in Code (S) 152) or necessary for these persons to obtain such medical care;

                    (2) costs directly related to the purchase of a principal residence of the Participant or former Participant (excluding mortgage payments);

                    (3) the payment of tuition and related educational fees for the next 12-months of post-secondary education for the Participant or former Participant, his spouse, children or dependents (as defined in Code (S) 152); or

                    (4) payments necessary to prevent the eviction of the Participant or former Participant from his principal residence or foreclosure on the mortgage on that principal residence.

     The Administrator's determination of whether there is an immediate and heavy financial need as defined above shall be made solely on the basis of written evidence furnished by the Participant. Such evidence must also indicate the amount of such need. In no event may a Participant withdraw under this Section 12.2 any amount in excess of the lesser of (i) the actual Pre-Tax Contributions made for his benefit and not previously withdrawn (i.e., not including any earnings or any amounts treated as Pre-Tax Contributions by reason of having been designated as a "qualified nonelective contribution" or "qualified matching contribution" (see Appendix I)), or (ii) the Participant's Pre-Tax Contribution Account excluding any portion thereof invested in a note described in Section 12.3(i) below.

               (b) Distribution of amount necessary to meet need. As soon as practicable after the Administrator's determination that an immediate and heavy financial need exists with respect to a Participant or former Participant and that the Participant or former Participant has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by any Affiliated

     Employer, the Administrator will direct the Trustee to pay to the Participant or former Participant the amount necessary to meet the need created by the hardship (but not in excess of the amount available for such a distribution as determined under (a) above). The amount necessary to meet the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

               (c) Effect of hardship withdrawal. If a Participant receives a hardship distribution under this Section, then Pre-Tax Contributions, Employee After-Tax Contributions and other cash-or-deferred or employee contributions by or for the benefit of the Participant under the Plan or any other plan of the Employer, whether or not tax qualified, shall be suspended for the 12-month period beginning with the date of the withdrawal; and the amount of Pre-Tax Contributions (together with elective deferrals under other plans, if any, of the Employer) for the calendar year immediately following the calendar year of the withdrawal must not exceed the limit described in Appendix I, Section I.3 as in effect for such next calendar year reduced by the amount of such contributions for the benefit of the Participant for the calendar year of the withdrawal.

        12.3.  Loans.
               -----

               (a) In General. Upon the written request of a Participant on a form approved or prescribed by the Administrator, and subject to the conditions of this Section, the Administrator shall direct the Trustee to make a loan from the Trust to such Participant. Former Participants and Beneficiaries of Participants or former Participants shall not be eligible to obtain loans under this Article, except to the extent required by applicable regulations issued by the Department of Labor or as otherwise provided at subsection (k) below; but a loan which is outstanding at the time a borrower ceases to be a Participant shall not, solely for that reason, be accelerated or otherwise become immediately due and payable. Except as otherwise determined by the Administrator, from and after the date of the initial public offering of Genuity Inc. no person may have outstanding at one time more than two loans from the Plan, provided, that this provision shall not be applied to require the prepayment of any loan outstanding at such date.

               (b) Rules and procedures. The Administrator shall promulgate such rules and procedures, not inconsistent with the express provisions of this Article, as it deems necessary to carry out the purposes of this Article. All such rules and procedures shall be deemed a part of the Plan for purposes of the Department of Labor's Regulation Section 2550.408b-1(d).

               (c) Maximum amount of loan. The following limitations shall apply in determining the amount of any loan to a Participant hereunder:

                    (1) The amount of the loan, together with all loans (if any) outstanding under other qualified retirement plans of the Affiliated Employers, shall not exceed $50,000 reduced by the excess of (1) the highest outstanding loan balance of the Participant from such plans during the one-year period ending on the day prior to the date on which the loan is made, over (2) the Participant's outstanding loan balance from such plans immediately prior to the loan.

                    (2) The amount of the loan shall not exceed fifty (50%) percent of the sum of (i) the Participant's Employee After-Tax Contribution Account, Pre-Tax Contribution Account, Matching Contribution Account and Rollover Account and Transfer Account where relevant, and (ii) the vested portion of the Participant's Primary Contribution Account, in each case determined as of the date the loan is made or, in the case of any Account or fund that cannot be valued as of that date, as of the most recent valuation date.

          (d) Minimum amount of loan. The minimum amount of any single loan under this Plan shall be $1000.

          (e) Note; security; interest. Each loan shall be evidenced by a note signed by the Participant and shall be secured by not more than 50% of the Participant's nonforfeitable interest in his Share of the Trust Fund, including in such security the note evidencing the loan. The loan shall bear interest at an annual percentage interest rate to be determined by the Administrator. In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances. The Administrator shall make such determination through consultation with one or more lending institutions, as the Administrator deems appropriate.

          (f) Repayment. Each loan made to a Participant who is receiving regular payments of compensation from a Participating Employer shall be repayable by payroll deduction. Loans made to other Participants (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Administrator may from time to time determine. In each case payments shall be made not less frequently than quarterly, over a specified term (as determined by the Administrator) not to exceed five years, with substantially level amortization (as that term is used in Code (S) 72(p)(2)(C)).

          (g) Repayment upon distribution. If, at the time benefits are distributed to a Participant, former Participant or Beneficiary under Articles 9, 10 or 11, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with Department of Labor regulations, become immediately due and payable in full. The unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant's or former Participant's account, subject to the default provisions below, before any distribution of benefits is made.

          (h) Default. In the event of a default in making any payment of principal or interest when due under the note evidencing any loan under this Section, if the default continues for more than 14 days after written notice of the default by the Trustees or Administrator, the unpaid principal balance of the note shall immediately become due and payable in full. The unpaid principal, together with any accrued but unpaid interest, shall be deducted from the Participant's or former Participant's Account and treated as distributed to the Participant or former Participant and applied by the Participant or former Participant as a payment of the unpaid interest and principal (in that order) under the note evidencing such loan. However, the Administrator shall not apply the

     Participant's or former Participant's account to satisfy the repayment obligation to the extent such application would constitute a distribution inconsistent with the Plan's continued tax qualification.

          (i) Note as Trust asset. The note evidencing a loan to a Participant under this Article shall be an asset of the Trust which is allocated to the Accounts of such Participant in the order hereinafter determined. Payments of principal and interest on the note shall be credited to the Accounts of the Participant in proportion to the portions of the note balance allocated to each such Account. For purposes of the first sentence of this subsection, any note shall be allocated first to a Participant's Primary Contribution Account (to the extent of the vested balance of such Account determined as of the date the loan is made), with any balance allocated to the Participant's Matching Contribution Account, Rollover Account, Employee After-Tax Contribution Account, Transfer Account and Pre-Tax Contribution Account, in that order.

          (j) Nondiscrimination. Loans shall be made available under this Section to all Participants on a reasonably equivalent basis, except that the Administrator may make reasonable distinctions based on creditworthiness.

          (k) Employees no longer actively participating in Plan. For the avoidance of doubt, former Participants who are still employed by an Affiliated Employer shall be eligible to obtain loans under this Section 12.3, subject to the rules set forth above. In the case of a loan to an individual described in the preceding sentence, the Administrator may make such arrangements as it deems advisable to provide for timely payment of amounts due on the loan. For purposes of eligibility to obtain loans pursuant to this Section 12.3(k), a former Participant who is employed by GTE Corporation (or any other entity which is aggregated with GTE Corporation and treated as a single employer pursuant to Code (S)(S) 414(b), 414(c), 414(m), or 414(o)) immediately after the transfer of employment to GTE or an affiliate thereof in contemplation of or in connection with any initial public offering of the Company or any affiliate thereof, including the contemplated initial public offering of Genuity Inc. in 2000, shall be considered employed by an Affiliated Employer until the date such employee is provided the opportunity to have amounts in his Accounts transferred directly to a qualified retirement plan maintained by GTE Corporation or any such affiliate of GTE Corporation.

Article 13.    Distribution of Benefits.
               ------------------------

        13.1. Methods of making distributions. All distributions from the Trust shall be paid in cash. A Participant or former Participant may elect in writing, on such form as the Administrator may prescribe, to receive distribution of his benefits either in a single lump sum payment or in installments over a period not to exceed fifteen (15) years.

     If distribution is to be made in installments, the following special rules will apply: (i) The amount of each distribution must be at least equal to the quotient obtained by dividing the value of the interest of the distributee under the Plan, determined as of the most recent valuation date, by the number of payments remaining to be made; and (ii) the installment payment period shall in no event exceed the life expectancies of the Participant or former Participant
and his designated Beneficiary.   Death benefits shall be distributed in a lump
sum; provided, that if a Participant or former Participant had begun to receive his benefit in installments and died before distribution was completed, the remaining benefit shall be distributed (A) to the extent payable to the Participant's estate or to a Beneficiary that is not a "designated Beneficiary" (as that term is used in Section 401(a)(9) of the Code), in a single lump sum; and (B) to the extent distributable to a "designated Beneficiary" (as that term is used in Section 401(a)(9) of the Code), in accordance with the same installment schedule as applied to the Participant's benefits, unless the Beneficiary elects a lump-sum commutation of the remaining payments.

        13.2. Distributions. If the aggregate benefit to which a Participant is entitled under Articles 9 or 11 does not exceed $3,500, the benefit shall be determined and distributed in a single payment as soon as reasonably practicable following the date of retirement or other separation from service. If the aggregate benefit to which a Participant is entitled exceeds $3,500, distribution shall be deferred until the date on which he attains age 70 1/2 unless he consents to an earlier distribution. The determination as to whether a Participant's aggregate benefit exceeds $3,500 in value shall be made consistent with Code (S) 411(a)(11) and the regulations thereunder, and the Participant shall be given notice adequate under those provisions of his right to defer receipt of a benefit in excess of $3,500.

     A former Participant whose distribution is deferred under this Section shall continue to have the right to invest and reinvest his Accounts in accordance with Article 6 and the procedures established thereunder.

        13.3. Latest commencement date for benefits. Notwithstanding any other provision of the Plan to the contrary:

               (a) Unless the Participant or former Participant otherwise elects (e.g., under Section 13.2 above), payment of benefits to the Participant or former Participant will not commence later than the sixtieth
     (60th) day after the latest of the following:

                    (i) the close of the Plan Year in which the Participant or former Participant attains age sixty-five (65);

                    (ii)   the close of the Plan Year in which occurs the tenth
          (l0th) anniversary of the year in which the Participant or former Participant commenced participation in the Plan; or

                    (iii) the close of the Plan Year in which the Participant or former Participant ceases to be an Employee.

               (b) In any case, payment of benefits to a Participant or former Participant shall commence not later than by April 1 (the "required beginning date") next following the later of (i) the calendar year in which the individual attains age 70 1/2, and (ii) the calendar year in which the individual retires; provided, that in the case of an individual who (A) attained age 70 1/2 before January 1, 1988 and was a "five percent owner" (as defined in Section 416(i) of the Code) at any time during the Plan Year ending within the calendar year in which such individual attained age 66 1/2 or any subsequent year, or (B) who attained age 70 1/2 on or after January 1, 1988 and is (or was) a "five percent owner" (as so defined) with respect to the Plan Year ending in the calendar year in which such individual attained age 70 1/2, the provisions of this subsection (b) shall be applied without regard to clause (ii). An individual not described in
     (A) or (B) above who attains age 70 1/2 and does not retire shall be entitled to a distribution under this subsection prior to retirement only to the extent, if any, required under Section 411(d)(6) of the Code, taking into account the provisions of the Plan as in effect prior to January 1, 1997 and the provisions of the Small Business Job Protection Act of 1996.

               (c) If a Participant or former Participant dies prior to attainment of his required beginning date, or after that date but prior to actual commencement of his benefit, the Participant's or former Participant's entire vested interest shall be distributed not less rapidly than (A) in full within five years following death, or (B) commencing by December 31 of the calendar year including the first anniversary of his death, over a period not greater than the life expectancy of the designated Beneficiary. However, if the

     Participant's designated Beneficiary is his surviving spouse, the commencement date described in clause (B) of the immediately preceding sentence need not be earlier than the date on which the Participant would have attained age 70 1/2. If a Participant or former Participant dies after attaining his required beginning date and after distribution of his benefits has commenced hereunder, but before such distribution has been completed, the remaining payments shall be distributed to his Beneficiary at least as rapidly as under the method of distribution under which the Participant or former Participant was receiving his benefits as of the date of his death. For purposes of this paragraph, under regulations prescribed by the Secretary of the Treasury, any amount paid to a child shall be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse when the child reaches his majority, or upon such other designated event or events as may be permitted by regulations. The provisions of this Section are intended to comply with Code (S) 401(a)(9) and shall be construed and applied in a manner consistent with that section.

        13.4. Cessation of interest in Plan. Upon the delivery to any Participant, former Participant or other person of a lump sum payment or the sum of all installment payments, the interest of said Participant, former Participant or other person in the Plan shall cease and terminate.

Article 14.    Direct Rollovers of Eligible Distributions.
               ------------------------------------------

        14.1. In General. A distributee may elect, at the time and in the manner prescribed by the Administrator, a direct rollover of any portion of an eligible retirement distribution to an eligible retirement plan specified by the distributee.

        14.2. Definitions. For purposes of this Section, the following definitions shall apply:

               (a) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's Beneficiary, or for a specified period of ten years or more; any distribution that is required under Code (S) 401(a)(9); the portion of any distribution that is not includible in gross income; and any distribution reasonably expected (determined in accordance with Code (S) 3405 and regulations promulgated thereunder, or any successor provision) to total less than $200 or any lower minimum amount specified by the Administrator.

               (b) With respect to a distributee other than the Participant's surviving spouse, an "eligible retirement plan" is an individual retirement account described in Code (S) 408(a), an individual retirement annuity described in Code (S) 403(a), or a qualified trust described in Code (S) 401(a). With respect to a distributee who is a Participant's or former Participant's surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (c) A "distributee" includes an employee or former employee. In addition, the employee's surviving spouse and the employee's or former employee's spouse or former spouse, who is an alternate payee under a Qualified Domestic Relations Order, are distributees with regard to the interest of the spouse or former spouse.

               (d) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

        14.3. Notice requirement. The Administrator shall give a distributee notice of his right to elect a direct rollover and an explanation of the withholding consequences of not making the election. Such notice shall be given no earlier than 90 days and no later than 30 days before the date of distribution. The distributee, in his sole discretion, may waive, in writing, the right to 30 days' notice.

Article 15.    Special Top Heavy Provisions.
               ----------------------------

     In the event that the Plan is "top heavy" (within the meaning of Code (S)
416) for any Plan Year, the provisions contained in Appendix II to this Plan shall apply notwithstanding any provision of the Plan to the contrary.

Article 16.    Concerning the Trustees.
               -----------------------

        16.1. Appointment of Trustee. The Board of Directors shall designate and appoint one or more persons to serve as Trustees. Any person appointed by the Board of Directors to serve as Trustee shall become a Trustee upon written acceptance of his appointment, and shall continue to serve as Trustee until he resigns, his term expires, or he is removed in accordance with Section 16.9 below.

        16.2. Powers of the Trustees. The Trustees are authorized with respect to any and all money and properties which constitute the Trust Fund:

               (a) To hold uninvested from time to time, without liability for interest thereon, such sum of money as is necessary for the cash requirements of the Plan; also to keep such portion of the Trust Fund in cash or cash balances as the Trustees may from time to time deem to be in the best interests of the Trust Fund.

               (b) To invest and reinvest the principal and income of the Trust Fund without distinction between principal and income. Any such investments and reinvestments shall not be restricted to property and securities of the character authorized for investment by Trustees under any present or future laws; and in making any investment or reinvestment, the Trustees shall not be limited by the proportion which the investment so to be made, either alone or in conjunction with any other property of the same or similar character then held or thereafter acquired, may bear to the entire amount of the Trust Fund.

               (c) To retain any property at any time received by them as Trustees hereunder, whether or not such property is an authorized investment for Trustees and without regard to any requirement of diversification of trust investments.

               (d) To sell any property included in the Trust Fund at such time and upon such terms and conditions as the Trustees deem appropriate. Such sales may be public or private, for cash or credit, or partly for cash and partly for credit, and may be made without notice or advertisement of any kind and without the approval of any court whatsoever.

               (e) To exchange, mortgage, or lease any such property and to convey, transfer, or dispose of any such property on such terms and conditions as the Trustees deem appropriate.

               (f) To grant options for the sale, transfer, exchange, or disposal of any such property.

               (g) To exercise all voting rights pertaining to any securities; and to consent to or request any action on the part of the issuer of any such securities; and to give general or special proxies or powers of attorney with or without power of substitution; and to waive notice of meetings.

               (h) To consent to or participate in amalgamations, reorganizations, recapitalizations, consolidations, mergers, liquidations, or similar transactions with respect to any securities and to accept and to hold any other securities issued in connection therewith.

               (i) To deposit any securities in any voting trust, or with any protective or like committee, or with a trustee or with depositaries designated thereby, and to pay or agree to pay part of the expenses or assessments levied with respect to any securities so deposited.

               (j) To exercise any subscription rights or conversion privileges with respect to any securities held in the Trust Fund.

               (k) To collect and receive any and all money and other property of whatsoever kind or nature due or owing or belonging to the Trust Fund and to give full discharge and acquittance therefor; and to extend the time of payment of any obligation at any time owing to such Fund; and to bid in property on foreclosure; and to take deeds in lieu of foreclosure with or without paying a consideration therefor.

               (l) To cause any securities or other property to be registered in, or transferred into, the name of one or more of the Trustees without any indication of their fiduciary capacity, or in the name of a nominee or to retain them unregistered and in form permitting transferability by delivery, but the books and records of the Trust shall at all times show that all such investments are a part of the Trust Fund.

               (m) To make, execute, acknowledge, and deliver any and all deeds, leases, assignments, bills of sale or other instruments with respect to any real or personal property.

               (n) To retain, manage, operate, repair, and improve any real or personal property.

               (o) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings whenever in their judgment any interest of the Trust requires it; and to represent the Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal.

               (p) To borrow money from others for the purpose of the Trust, upon such terms and conditions as the Company may authorize; and for any sum so borrowed the Trustees may issue their promissory note as the Trustees and secure the repayment thereof by the pledging of any securities or property in their possession as Trustees hereunder, and may pay interest at such reasonable rate as may be approved by the Company for any moneys so borrowed by them.

               (q) To engage the services of legal counsel and other advisers and agents in the administration of the Trust and to pay reasonable fees for such services.

               (r) Generally to do all such acts, execute all such instruments, take all such proceedings, and exercise all such rights and privileges with relation to any property constituting a part of such Fund as if the Trustees were the absolute owners thereof; and to deal with the Company as with any other person.

               (s) With the exception of the investment and reinvestment of the Trust Fund, to delegate from time to time, by instrument in writing, to any firm, person, partnership, or corporation any of their powers or authority hereunder, such as (i) custody of the assets of the Trust; (ii) accounting of the Trust Fund and interests therein; (iii) distribution of benefits; and (iv) annual report on the status of the Trust.

               (t) With respect to the investment and reinvestment of the Trust Fund, to appoint one or more investment managers to manage any assets of the Plan and Trust; provided, however, that any such investment manager (i) must be either (a) registered as an investment adviser under the Investment Advisers Act of 1940 or (b) a bank, as defined in that Act, and (ii) must acknowledge in writing that he is a fiduciary with respect to the Plan.

               (u) With respect to the investment and reinvestment of the Trust Fund, to delegate from time to time, by instrument in writing, to any one Trustee the power and authority to open savings accounts and to do all such acts which such Trustee deems necessary or incidental to invest excess cash of the Trust Fund in short term investments, including United States Treasury Obligations, United States Government Agency obligations, certificates of deposit, repurchase agreements, bankers acceptances, prime commercial paper rated A/1/P/1/ or its equivalent, bank holding company paper issued by major United States banks, established money market funds and other similar type and quality investments; and to wire or transfer cash between banks to facilitate any of the above investments.

               (v) To hold and continue to hold any investments in qualifying employer real property and qualifying employer securities within the meaning of Section 407(d) of ERISA to the extent permitted by law.

        16.3. Voting of Stock and other securities. Notwithstanding the provisions of Section 16.2 above, the Trustees shall vote securities only in accordance with the affirmative direction of the Participants, former Participants and Beneficiaries to whose Accounts an interest in such securities is allocated. The Administrator shall timely provide Participants, former Participants and Beneficiaries entitled to direct the Trustees under this Section with all pertinent shareholder information provided to shareholders generally. Notwithstanding the preceding provisions of this paragraph (a), the Trustees shall retain complete investment discretion (including the discretion and responsibility to exercise voting and similar rights) with respect to assets held in the Trustees' Fund.

        16.4. Indemnification of Trustees. The Company will indemnify and save the Trustees harmless against any liabilities which they may incur in the exercise and performance of their powers and duties hereunder, and if requested at any time by a Trustee will assume the defense of any action, suit, or other proceeding against such Trustee.

        16.5. Compensation of Trustees and expenses of Plan and Trust. The Trustees will serve without remuneration (other than reimbursement for reasonable expenses) except as may from time to time otherwise be agreed upon by the Company and the Trustees consistent with ERISA. Unless paid by a Participating Employer or by a distributee in connection with a distribution from the Trust Fund, the expenses incurred by the Trustees in the performance of their duties hereunder, including without limitation reasonable compensation for agents and for the services of counsel rendered to the Trustees, fees of any investment manager or managers appointed pursuant to Section 16.2(t), auditor's fees, custodian fees, appraisal fees and expenses incident thereto, and all other proper charges and disbursements of the Trustees, including all taxes of any and all kinds whatsoever, including interest and penalties, that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of the Trust Fund or any money, property or securities forming a part thereof, will be paid by the Trustees out of the Trust Fund, and the same, to the extent they are not paid by a Participating Employer, will constitute a charge on the Trust Fund. The Trustees will determine what constitutes a reasonable expense of administering the Trust, which determination in good faith will be final and conclusive on all persons having any interest in the Trust. The Trustees will also pay out of the Trust Fund any expenses of administering the Plan which the Administrator directs the Trustees to pay pursuant to Section 3.7.

     Any amounts so paid out of the Trust Fund, unless allocable to the Account of a particular distributee, will be apportioned among the individual Accounts of Participants and former Participants in such manner as the Administrator in its sole discretion may from time to time determine or, in the absence of a determination by the Administrator, as the Trustees may determine.

        16.6. Limits of Trustees' duties. The duties of the Trustees shall be only those which are set forth in this Agreement.

        16.7. Reliance by Trustees on other persons. To the extent permitted by law, the Trustees may rely and act upon any writing from any person signing on behalf of the Company or from any other person authorized by the Administrator to give instructions concerning the Plan, and may conclusively rely upon and be protected in acting upon any written order from the

Administrator or any other notice, request, consent, certificate or other instructions or paper reasonably believed by the Trustees to have been executed by a duly authorized person, so long as the Trustees act in good faith in taking or omitting to take any such action. The Trustees need not inquire as to the basis in fact of any statement in writing received from the Administrator or the Company, except as may otherwise be required by law.

     The Trustees will be entitled to rely on the latest certificate they have received from the Administrator as to any person or persons authorized to act for the Administrator hereunder and to sign on behalf of the Administrator any directions or instructions, until they receive from the Administrator written notice that such authority has been revoked.

     Notwithstanding any provision contained herein, the Trustees will be under no duty to take any action with respect to any Participant's or former Participant's Accounts (other than as specified herein) unless and until the Administrator furnishes the Trustees with written instructions on a form acceptable to the Trustees and the Trustees consent thereto in writing. Except as may be required by law, the Trustees will not be liable for any action taken pursuant to the Administrator's written instructions (nor for the purpose or propriety of any distribution made thereunder) and may return any contribution transmitted to the Trustees under the Plan unless accompanied by full and complete instructions in writing as to the disposition of such contribution.

        16.8. Consultation by Trustees with counsel. The Trustees may consult with legal counsel (who may or may not be counsel to a Participating Employer) concerning any question which may arise with reference to their duties under this Agreement, and the opinion of such counsel shall to the extent permitted by law be full and complete protection in respect of any action taken or suffered by the Trustees hereunder in good faith and in accordance with the opinion of such counsel.

        16.9. Resignation or removal. Any Trustee may resign or the Board of Directors may remove any Trustee at any time upon sixty (60) days' written notice. Upon such resignation or removal becoming effective, the Trustee shall perform all acts necessary to transfer the assets of this Trust to the remaining or successor Trustees.

        16.10. Appointment of successor Trustee. Resignation or removal of all of the Trustees shall not terminate the Trust. The Board of Directors of the Company shall designate and appoint any additional or successor Trustee or Trustees. Any additional or successor Trustee shall have the same powers herein conferred upon an original Trustee.

        16.11. Approval of accounts. Within a reasonable period after the close of each Plan Year and after the termination of the Trust, the Trustees shall render to the Company accounts of their administration of this Trust during the preceding Plan Year or interim period, including all allocations required by
Article 7 hereof for such Year. To the extent permitted by law, the written approval of any account by the Board of Directors as to all matters and transactions stated or shown therein shall be final and binding upon the Participating Employers and all persons who then shall be or thereafter shall become interested in this Trust. Failure of the Board of Directors to notify the Trustees within ninety (90) days after the receipt of any account of its or their disapproval of the account shall be the equivalent of written approval.

        16.12. Dispute as to persons entitled to payment. If a dispute arises as to the persons to whom payment or delivery of any funds or property is to be made by the Trustees, the Trustees may retain such payment and postpone such delivery until adjudication of such dispute has been made by a court of competent jurisdiction, or until the Trustees have been indemnified to their satisfaction against loss, or until such dispute has been settled by the persons concerned.

        16.13. Action by majority. The Trustees for the time being in office may act by a majority. To the extent permitted by law, all decisions made by a majority of the then Trustees or in accordance with the authorization of such majority will be final, binding, and conclusive upon the Participant, each former Participant, each other Trustee, and every other person interested or concerned, whether or not then in being.

Article 17.    Amendment.
               ---------

     The Company reserves the right at any time or times to amend the provisions of this Agreement to any extent and in any manner that it may deem advisable by delivery to the Trustees of a written instrument duly authorized by the Board of Directors making such amendment, such amendment to take effect retroactively if such instrument so provides. Upon delivery of such instrument to the Trustees, this Agreement shall be deemed to have been amended in the manner set forth therein, and all Participants and former Participants and all other persons claiming any interest hereunder shall be bound thereby; provided that no amendment

          (a) shall cause or permit any property held subject to the terms of this Trust to be diverted to purposes other than for the exclusive benefit of the Participants and former Participant and their Beneficiaries, unless such amendment is required or permitted by law, governmental regulations or ruling;

          (b) shall increase the duties or liabilities of the Trustees or the Administrator without their written consent;

          (c) shall reduce the obligation, if any, of the Participating Employers to make a contribution hereunder with respect to a particular Plan Year unless such amendment is made on or before the last day of said Plan Year; nor

          (d) shall decrease any Participant's accrued benefit (including any elimination or reduction of an early retirement benefit or a retirement-type subsidy, or elimination of an optional form of benefit), except as permitted under Code (S) 411(d)(6) and regulations thereunder.

Article 18.    Discontinuance of Contributions and Termination of Plan.
               -------------------------------------------------------

        18.1. Termination of Plan by Company. The Company has established the Plan with the bona fide intention and expectation that contributions will continue indefinitely, but the Company is not and shall not be under any obligation or liability whatsoever to maintain the Plan for any given length of time and may in its sole and absolute discretion terminate the Plan at any time without any liability whatsoever for such discontinuance or termination.

        18.2. Events resulting in termination of Plan. The Plan shall terminate upon the happening of any of the following events:

               (a) Delivery to the Trustees of a notice of termination executed on behalf of the Company by authority of the Board of Directors, specifying the date as of which the Plan terminates.

               (b) Adjudication of the Company as a bankrupt, or general assignment by the Company to or for the benefit of creditors, or dissolution of the Company.

Upon termination of the Plan, each Participant's interest in his Share of the Trust Fund shall be fully vested and nonforfeitable (subject, however, to any changes in value occurring prior to the distribution of his benefits) and the Trustees shall, to the extent consistent with qualification under Sections 401(a) and 401(k) of the Code, (i) forthwith liquidate the Trust Fund; (ii) cause the Trust to pay all expenses properly chargeable to the Trust; and (iii) after proportional adjustment of Accounts to reflect such expenses, losses, or profits of the Trust and reallocations to the date of liquidation, make distribution in a lump sum cash payment of each Participant's, former Participant's, and Beneficiary's remaining interest in the Plan or transfer Accounts to another tax-qualified defined contribution plan, if any, maintained by the Employer.

        18.3. Termination of participation as to any Participating Employer or group of Participants. The Board of Directors may terminate the participation in the Plan of any Participating Employer or any group of Employees employed in a separate business unit. In the case of any such termination that constitutes a "partial termination" under Code (S) 411(d)(3), each affected Participant's interest in his Share of the Trust Fund shall be fully vested and nonforfeitable, subject, however, to any changes in value occurring prior to the distribution of his benefits. The Board of Directors in its discretion may, but need not, provide for accelerated vesting in the case of any such termination or discontinuance that would not constitute a "partial termination". Benefits under the Plan shall be distributed to affected Participants and former Participants only upon their retirement, death, or other separation from service. To the extent consistent with the continued qualification of the Plan and except as otherwise determined by the Board of Directors, however, a Participant or former Participant affected by a termination under this Section resulting in accelerated vesting may elect, in writing, that an earlier distribution be made in the form either of a single cash payment or installments over a period not to exceed three (3) years.

        18.4. Permanent discontinuance of contributions. A Participant's or former Participant's interest in his Share of the Trust Fund shall become fully vested and nonforfeitable if his Participating Employer permanently discontinues contributions hereunder (irrespective of whether the Plan and Trust are terminated), effective as of the date the Participating Employer notifies the Trustees in writing of its final termination of contributions. This Section shall not apply in the case of a temporary suspension of contributions.

        18.5. Merger or consolidation of Plan; transfer of Plan assets. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision will be made so that each affected Participant and former Participant would, if the transferee plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

Article 19.    Miscellaneous.
               -------------

        19.1. Limitation of rights. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between a Participating Employer and any Participant, former Participant or other person. Nothing herein contained shall be deemed to give to any Participant, former Participant or other person the right to be employed by a Participating Employer or to interfere with the right of a Participating Employer to discharge any Participant or other person at any time.

        19.2. Benefits provided solely from Trust. All benefits payable under the Plan shall be paid or provided for solely from the Trust and the Employers assume no liability or responsibility therefor.

        19.3. Nonalienability of benefits. Except as otherwise provided under the Plan, the interest hereunder of any Participant, former Participant or other person shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to the extent required by law.

     The provisions of the preceding paragraph shall apply in general to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order. Notwithstanding the foregoing, if such order is a Qualified Domestic Relations Order, the provisions of the preceding paragraph shall not apply.

     The provisions of the first paragraph of this Section shall not apply to the judgment, order, decree or settlement agreement to the extent provided in Code (S) 401(a)(13)(C) or ERISA (S) 206(d)(4).

        19.4. Payment under Qualified Domestic Relations Orders. Notwithstanding any provisions of the Plan to the contrary, if there is entered any Qualified Domestic Relations Order that affects the payment of benefits hereunder, such benefits shall be paid in accordance with the applicable requirements of such Order. The Administrator shall establish reasonable procedures to determine whether an order or other decree is a Qualified Domestic Relations Order, and to administer distributions under such Orders. To the extent required by a Qualified Domestic Relations Order, the Administrator shall cause distributions to be made from a Participant's Accounts to alternate payees named in such Order in a manner consistent with the distribution options otherwise available under the Plan.

        19.5. Acceptance of Trust; governing law. The Trustees hereby accept the Trust herein expressed and agree to carry out the provisions hereof on their part to be performed. This instrument and the Trust created thereby shall be construed, administered, regulated and governed in all respects under and by the laws of Massachusetts, except to the extent those laws are preempted by ERISA.

        19.6. Method of providing notice. Any notice given or required to be given by the Company, the Administrator or the Trustees hereunder shall be deemed to have been validly given:

               (a) if given orally (in person, by telephone or otherwise), or delivered personally, by the party giving the notice or by his representative, or

               (b) to an active employee of a Participating Employer, if given in writing and mailed through the normal intra-company mailing methods, or if mailed (postage paid) to the last known residence address of such employee on file with the Personnel Department of the Participating Employer, or

               (c) to a former employee of a Participating Employer, if given in writing and mailed (postage paid) to the last known address of such employee on file with the Personnel Department of the Participating Employer, or

               (d) in any event, if the active or former employee of the Participating Employer becomes aware of the matter in any other manner.

Any notice given or required to be given by a Participant or former Participant shall be in writing and shall be deemed to have been validly given:

               (a)  if delivered personally to the Administrator, or

               (b) if mailed to and timely received by the Administrator, Genuity Savings Plan, 150 Cambridge Park Drive, Cambridge, Massachusetts 02140.

        19.7. Compliance with USERRA, etc. Notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Internal Revenue Code. Loan payments will be suspended under this plan as permitted under Section 414(u)(4) of the Internal Revenue Code.

        19.8. Compliance with Code (S) 401(a), (S) 401(k), etc. The Plan is intended to be qualified under Section 401(a) of the Code, and the cash-or-deferred feature under the Plan is intended to be a qualified cash-or-deferred arrangement as defined in Section 401(k) of the Code, and, to the extent applicable, the multiple employer provisions of Section 413(b) of the Code. The Plan shall in all respects be construed and administered in accordance with the foregoing. Without limiting the foregoing, except as otherwise expressly provided under the Plan (including the Appendices), no distributions shall be made to a Participant or former Participant unless the Participant has separated from service (as that term is used under Section 401(k)(2)(B)(i)(I) of the Code), died or suffered a disability as described in Section 9.2; provided, that the Administrator may, in connection with the disposition to another corporation of any subsidiary or the disposition to another corporation of substantially all the assets used in any trade or business, provide for distributions to Participants or former Participants continuing service with the acquiring corporation to the extent permitted by and in accordance with the provisions of
Section 401(k)(10) of the Code. A determination by the Board of Directors pursuant to the preceding sentence in the case of one disposition shall not affect the distributability of benefits not affected by such disposition and shall not bind the Board of Directors in other transactions.

        19.9. Certain trustee-to-trustee transfers. In connection with the transfer of employment of a Participant or former Participant from the employ of a Participating Employer to the employ of an Affiliated Employer that is not a Participating Employer and that maintains another plan qualified under Section 401(a) of the Code (the "transferee plan"), the Trustees may, but shall not be obligated to, cause the Accounts of such Participant or former Participant to be transferred to the transferee plan, but only if (a) such transfer complies with Section 414(l) of the Code, and (b) the transferee plan provides the Trustees or the Administrator with evidence satisfactory to them that the transferee plan is qualified under Section 401(a) of the Code, and (c) the transfer will not result in a violation of Section 411(d)(6) of the Code with respect to the transferred Accounts. In the case of a Participant who was formerly employed by an Affiliated Employer that maintains a profit-sharing plan qualified under Section 401(a) (the "transferor plan") and for whom an account or accounts were accrued under the transferor plan, the Trustees may, but shall not be obligated to, accept a direct trust-to-trust transfer of assets and liabilities from the transferor plan to the Trust, but only if the Trustees determine that (i) the transferor plan is qualified under Section 401(a) of the Code, and (ii) such transfer would comply with Section 414(l) of the Code. In the case of any amount transferred to the Trust pursuant to the preceding sentence, the Trustees or the Administrator shall establish such additional accounts as they deem necessary to satisfy the requirement of the Plan and the Code with respect to such transferred amounts, and to the extent such transferred amounts are subject to distribution or other provisions protected under Section 411(d)(6) of the Code that differ from the provisions applicable generally under the Plan, the provisions applicable generally under the Plan shall be deemed to have been modified to accommodate such protections. The Trustees and the Administrator may exercise their discretion under this Section on a case by case basis or in categories of cases.

     IN WITNESS WHEREOF, BBN Corporation has caused this instrument of amendment to be executed by its duly authorized officer this ___ day of ________, 1999.

                                    BBN CORPORATION
                                    By:
                                       -------------------------------------
The foregoing Second Amendment is      The foregoing Second Amendment is
hereby consented to by the Trustees    hereby consented to by the
as of the date set forth above:        Administrator as of the date
the date set forth above:              set forth above:
___________________________________    _____________________________________
___________________________________    _____________________________________
___________________________________    _____________________________________
                                       _____________________________________

                               Consented to by the Administrator:
                               ______________________________
                               ______________________________
                               ______________________________

APPENDIX I -- SPECIAL RULES RELATING TO (S) 401(k) AND (S) 401(m) TESTING

I.1. In General. Under the Code and applicable regulations, Pre-Tax Contributions are required to satisfy certain nondiscrimination requirements and are subject to special dollar limits. Employee After-Tax Contributions and Matching Contributions are subject to nondiscrimination limits that are similar to, and must be coordinated with, the nondiscrimination limits applicable to Pre-Tax Contributions. The provisions of this Appendix I set forth the detailed provisions that must be applied to satisfy these requirements and limits. These provisions are to be construed in a manner consistent with the related provisions of the Code and applicable regulations. To the extent any Participating Employers to which this Appendix applies are Affiliated Employers solely by reason of the last sentence of Section 2.3, the provisions of this Appendix shall, to the extent required by the Code and applicable regulations, be applied separately with respect to each such Participating Employer.

I.2. Certain Definitions.  Terms used in this Appendix which are defined in
Article 2 of the Plan have the meaning given them in Article 2. The following additional defined terms have the meanings set forth below:

     (a) "Compensation": except as otherwise specified, an individual's "compensation" as defined in Code (S) 414(s) and the regulations thereunder. The Administrator may elect to satisfy the nondiscrimination requirements set forth below in Section I.4 and
          Section I.5 below using any definition of Compensation acceptable under Code (S) 414(s) and the regulations thereunder, but for any Plan Year the same definition must be used for all purposes under Section
          I.4 and Section I.5. Solely for purposes of Section I.2(b) below (the definition of "Highly Compensated Employee"), the term Compensation means "compensation" as defined in Regs. (S) 1.415-2(d)(3) but without regard to reductions attributable to Pre-Tax Contributions, elective deferrals (as defined in Code (S) 402(g)(3)) under any other plan of the Employers, or salary-reduction contributions under any Code (S) 125 cafeteria plan of the Employers.

     (b)  "Highly Compensated Employee":  an Employee who:

               (1) is or was a 5% owner (as defined in Code (S) 416(i)(1)) during the Plan Year for which a determination is being made or the immediately preceding Plan Year; or

               (2) had Compensation from the employer in excess of $80,000 (indexed in accordance with Code (S) 414(q)) during the Plan Year immediately preceding the Plan Year for which a determination is being made.

     (c) "Qualified Nonelective Contribution" or "QNEC": a Primary Contribution which the Administrator elects to have treated as a "qualified nonelective contribution" within the meaning of Code (S) 401(m)(4)(C). Under specified circumstances described in Treas. Regs. (S) 1.401(k)- 1(b)(5) and Treas. Regs. (S) 1.401(m)-1(b)(5), a QNEC may be treated as a Pre-Tax Contribution or as a Matching Contribution for purposes of satisfying the nondiscrimination rules set forth in I.4 and I.5 below. Except as expressly authorized in regulations or other guidance under Code (S) 401(k) or (S) 401(m) of the Code, the same QNEC may not be used to satisfy both the ADP tests set forth in I.4 below and the ACP tests set forth in I.5 below.

     (d) "Qualified Matching Contribution" or "QMAC": A Matching Contribution which the Administrator elects to use in satisfying the ADP tests of
          I.4. below. A QMAC shall not also be counted as a Matching Contribution for purposes of the ACP tests set forth in I.5 below.

I.3.      Dollar limit on Pre-Tax Contributions.
          -------------------------------------

          (a) The maximum amount of Pre-Tax Contributions for the benefit of any Participant for any calendar year, when added to the elective deferrals (as defined in Code (S) 402(g)(3)), if any, made for his benefit under any other plan of the Employer, shall in no event exceed $7000 or such higher amount as the Secretary of the Treasury may determine under Code (S) 402(g)(5).

          (b) If elective deferrals (as defined in Code (S) 402(g)(3)) have been made for a Participant's benefit for a calendar year in excess of the limit described in (a) above, the amount of such excess (the "excess deferral") shall be treated as follows: (i) to the extent the excess deferral is attributable to a failure to satisfy the limitations of (a) above (pertaining to the Plan and other plans, if any, maintained by the Employer), the Administrator shall cause the excess deferral to be distributed to the Participant not later than April 15 following the calendar year in which the excess deferral was made; and (ii) to the extent the excess deferral is attributable to elective deferrals under a plan or program maintained by an entity that is not an Employer, if the Participant so requests by March 1 following the calendar year in which the excess deferral occurs, certifying in such request that he cannot obtain a distribution sufficient to correct the excess deferral from the other plan or program, the Administrator shall make every reasonable effort to cause such excess deferral to be corrected by distribution of an amount (not in excess of the Participant's Pre-Tax Deferrals for such calendar year plus income as hereinafter determined) from the Plan, which distribution shall be made, if at all, not later than April 15 following the calendar year in which the excess deferral occurred. The amount so distributed under (i) or (ii) above shall take into account income allocable to the excess deferral

          (determined based on an allocable portion of the income attributable to the Participant's Pre-Tax Contribution Account), excluding, however, income earned following the end of the taxable year in which the deferral occurs, and shall be reduced by excess contributions (see below) that were previously distributed to him. No excess deferral may be distributed during the calendar year in which it was made, unless the distribution is made after the deferral has occurred and both the Participant and the Administrator have identified it as an excess deferral.

I.4.      ADP Tests, etc.
          --------------

               (a) In General. Pre-Tax Contributions, including for purposes of this Section I.4 both QNECs treated as Pre-Tax Contributions for purposes of satisfying the nondiscrimination rules of Code (S) 401(a)(3) and QMACs, are subject to the limits of Code (S) 401(k)(3) as more fully described below.

               (b) Actual deferral ratios. For each Plan Year, the Administrator will determine the "actual deferral ratio" for each Participant who is eligible for Pre-Tax Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Pre-Tax Contributions made for the benefit of the Participant for the Plan Year, to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio:

                    (1) Pre-Tax Contributions will be taken into account only if each of the following requirements are satisfied:

                         (i) the Pre-Tax Contribution is allocated to the Participant's Pre-Tax Contribution Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

                         (ii) the Pre-Tax Contribution relates to 401(k)
                    Credited Compensation that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the Plan or is attributable to services performed in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

               To the extent Pre-Tax Contributions which meet the requirements of (i) and (ii) above constitute excess deferrals, they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any non-Highly Compensated Employee.

                    (2) in the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have elective deferrals (or qualified nonelective or qualified matching contributions , to the extent treated as elective deferrals) allocated to his accounts under two or more cash or deferred arrangements described in Code (S) 401(k) maintained by an Affiliated Employer, the Participant's actual deferral ratio shall be determined as if such elective deferrals (as well as qualified nonelective or qualified matching contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement;

                    (3) the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

                    (4) in the event that the Plan satisfies the requirements of Code (S)(S) 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same plan year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan; and

                    (5) Pre-Tax Contributions which are made for the benefit of non-Highly Compensated Employees which could be used to satisfy the Code (S) 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code (S) 401(m) limits to the extent permitted by Treas. Regs. (S) 1.401(m)-1(b)(5).

               (c) Actual deferral percentages. The actual deferral ratios for all Highly Compensated Employees who are eligible for Pre-Tax Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for Pre-Tax Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests:

                    (1) the actual deferral percentage for the highly compensated group does not exceed 125% of the actual deferral percentage for the nonhighly compensated group; or

                    (2) the excess of the actual deferral percentage for the highly compensated group over the actual deferral percentage for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the nonhighly compensated group.

         (d) Adjustments by Administrator. If, prior to the time all Pre-Tax Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Pre-Tax Contributions are being made at a rate which will cause the Code (S) 401(k)(3) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of Pre-Tax Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Pre-Tax Contribution elections to the extent the Administrator deems appropriate. Any Pre-Tax Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.

         (e) Excess contributions. If the Code (S) 401(k)(3) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the Administrator will distribute excess contributions as provided below. In no event will excess contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

               (1) The Administrator will first determine the amount of excess contributions to be distributed to Participants who are highly Compensated Employees. Solely for purposes of determining the amount of excess contributions to be distributed, the Administrator will reduce the actual deferral ratio of the Highly Compensated Employee(s) with the highest actual deferral ratio to the extent necessary to (i) enable the Plan to satisfy the 401(k)(3) limits or (ii) cause such employee's or (employees') actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee(s) with the next highest actual deferral ratio, and will repeat this process until the Plan satisfies the Code (S) 401(k)(3) limits. The amount of excess contributions for each Highly Compensated Employee for the Plan

          Year shall equal the amount of Pre-Tax Contributions actually made to the Trust for the Plan Year, less the product of the (i) the Highly Compensated Employee's reduced actual deferral ratio as determined under the preceding sentence, and (ii) his Compensation. The total amount of excess contributions for the Plan Year shall equal the sum of the excess contributions for each Highly Compensated Employee.

               (2) The Administrator will then allocate the total amount of excess contributions for the Plan Year to the Highly Compensated Employees and distribute the amount allocated to each such employee. To do so, the Administrator will reduce the Pre-Tax Contributions of the Highly Compensated Employee(s) with the greatest amount of Pre-Tax Contributions for the Plan Year to the extent necessary to (i) equal the total excess contributions for the year (when added to the amount by which all other Pre-Tax Contributions are reduced) or (ii) cause the amount of such employee's (or employees') Pre-Tax Contributions to equal the Pre-Tax Contributions of the Highly Compensated Employee(s) having the next highest amount of Pre-Tax Contributions for such Plan Year. This process shall continue until all excess contributions for the Plan Year have been allocated and then distributed. If the excess contributions are allocated and distributed as provided herein, the test provided in Code (S) 401(k)(3) shall be deemed to be satisfied regardless of whether the test provided in Section I.4(c), if recalculated after distribution of the excess contribution, would satisfy Code (S) 401(k)(3). For purposes of Code (S) 401(m)(9), if a corrective distribution of excess contributions has been made, or a recharacterization has occurred, the actual deferral percentage for Highly Compensated Employees shall be deemed to be the largest amount permitted under Code (S) 401(k)(3).

          (f) Distribution of excess contributions. A Participant's excess contributions, adjusted for income, will be designated by the Participating Employer as a distribution of excess contributions and distributed to the Participant. The income allocable to excess contributions is equal to the allocable gain or loss for the Plan Year, but not the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the "gap period"). Income allocable to excess contributions for the Plan Year shall be determined by multiplying the gain or loss attributable to the Participant's Pre-Tax Contribution Account (plus such portion of any other Account or Accounts attributable to QNECs or QMACs) by a fraction, the numerator of which is the excess contributions for the Participant for the Plan Year, and the denominator of which is the sum of
     (i) the balances of the Participant's Pre-Tax Contribution Account and any other Account or Accounts attributable to QNECs or QMACs, determined as of the beginning of the Plan Year, plus (ii) Pre-Tax Contributions for the Plan Year. Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess contributions shall be treated as Annual Additions under the Plan, even if distributed under this paragraph.

          (g) Special rules. For purposes of distributing excess contributions, the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his taxable year ending with or within such Plan Year.

          (h) Recordkeeping requirement. The Administrator, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code (S) 401(k)(3) limits, including the extent to which QNECs and QMACs are taken into account in determining the actual deferral ratios.

          (i) Effect on Matching Contributions. A Participant's Pre-Tax Contributions which are returned as a result of the Code (S) 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Year. To the extent Matching Contributions have already been made with respect to the Pre-Tax Contributions at the time the Pre-Tax Contributions are determined to be excess contributions, such Matching Contributions shall be distributed to the Participant at the same time as the Pre-Tax Contributions are returned or recharacterized.

I.5. ACP Tests, etc.
     ---------------

          (a) In General. Matching Contributions and Employee After-Tax Contributions are subject to the limits of Code (S) 401(m), as more fully described below. When used in this Section I.5, the term "Matching Contribution" shall be deemed (i) to include any QNEC which is used to satisfy the ADP tests described in this Section and, to the extent consistent with Treas. Regs. (S) 1.401(m)-1(b)(5), any Pre-Tax Contributions not taken into account in applying the ADP tests described in
     Section I.4 above; and (ii) to exclude any QMAC.

          (b) Actual contribution ratios. For each Plan Year, the Administrator will determine the "actual contribution ratio" for each Participant who is eligible for Matching Contributions and/or Employee After-Tax Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the sum of the Matching Contributions and Employee After-Tax

         Contributions made by or on behalf of the Participant for the Plan Year, to the Participant's Compensation for the Plan Year. For purposes of determining a Participant's actual contribution ratio,

                    (1) a Matching Contribution will be taken into account only if the Contribution is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant's Pre-Tax Contributions for the Plan Year;

                    (2) in the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have Matching Contributions or Employee After-Tax Contributions allocated to his accounts under two or more plans maintained by an Affiliated Employer which may be aggregated for purposes of Code (S)(S) 410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan;

                    (3) the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

                    (4) in the event that the Plan satisfies the requirements of Code (S)(S) 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

          (c) Actual contribution percentages. The actual contribution ratios for all Highly Compensated Employees who are eligible to make Employee After-Tax Contributions or to share in Matching Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible to make Employee After-Tax Contributions or to share in Matching Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests:

                    (1) The actual contribution percentage for the highly compensated group does not exceed 125% of the actual contribution percentage for the nonhighly compensated group; or

                    (2) The excess of the actual contribution percentage for the highly compensated group over the actual contribution percentage for the nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group does not exceed twice the actual contribution percentage of the nonhighly compensated group.

          (d) Multiple use test. In the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceed 125% of the respective actual deferral and actual contribution percentages for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for the highly compensated group exceeds the "aggregate limit" within the meaning of Regulation section 1.401(m)-2(b)(3), the Administrator shall reduce the amount of Matching Contributions and/or Employee After-Tax Contributions made for the benefit of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio to the extent required by such Regulation section and in the same manner as described in paragraphs (f) and (g) below.

          (e) Adjustments by Administrator. If, prior to the time all Matching Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that such Contributions are being made at a rate which will cause the Code (S) 401(m) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Administrator deems appropriate.

          (f) Excess aggregate contributions. If the Code (S) 401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the Administrator will distribute excess aggregate contributions as provided below. In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

               (1) The Administrator will first determine the amount of excess aggregate contributions to be distributed to Participants who are Highly Compensated Employees. Solely for purposes of determining the amount of excess aggregate contributions to be distributed, the Administrator will reduce the actual contribution ratio of the Highly Compensated Employee(s) with the highest actual contribution ratio to the extent necessary to (i) enable the Plan to satisfy the section 401(m) limits or (ii) cause such employee's (or employees') actual contribution ratio to equal the actual contribution ratio of the Highly Compensated Employee(s) with the next highest actual contribution ratio, and will repeat this process until the Plan satisfies the Code
         (S) 401(m) limits. The amount of excess aggregate contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of Matching Contributions and Employee After-Tax Contributions actually made to the Trust for the Plan Year, less the product of the
         (i) the Highly Compensated Employee's reduced actual contribution ratio as determined under the preceding sentence, and (ii) his Compensation. The total amount of excess aggregate contributions for the Plan Year shall equal the sum of the excess aggregate contributions for each Highly Compensated Employee.

               (2) The Administrator will then allocate the total amount of excess aggregate contributions for the Plan Year to the Highly Compensated Employees and distribute the amount allocated to each such employee. To do so, the Administrator will reduce the Matching Contributions and/or Employee After-Tax Contributions of the Highly Compensated Employee(s) with the greatest amount of such contributions for the Plan Year to the extent necessary to (i) equal the total excess aggregate contributions for the year (when added to the amount by which all other Matching and/or Employee After-Tax contributions are reduced) or (ii) cause the amount of such employee's (or employees') Matching and/or Employee After-Tax Contributions to equal the Matching and/or Employee After-Tax Contributions of the Highly Compensated Employee(s) having the next highest amount of such contributions for such Plan Year. This process shall continue until all excess aggregate contributions for the Plan Year have been allocated and then distributed. If the excess aggregate contributions are allocated and distributed as provided herein, the test provided in Code (S) 401(m)(2) shall be deemed to be satisfied regardless of whether the test provided in Section I.5(c), if recalculated after distribution of the excess contributions, would satisfy Code (S) 401(m)(2). For purposes of Code (S) 401(m)(9), if a corrective distribution of excess aggregate contributions has been made, or a recharacterization has occurred, the actual contribution percentage for Highly Compensated Employees shall be deemed to be the largest amount permitted under Code (S) 401(m)(2).

         (g) Distribution of excess aggregate contributions. A Participant's excess aggregate contributions, adjusted for income will be designated by the Participating Employer as a distribution of excess aggregate contributions, and distributed to the Participant. The income allocable to excess aggregate contributions is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess aggregate contributions for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Matching Contribution Account (disregarding any portion thereof attributable to QMACs) and Employee After-Tax Contribution Account, plus that portion, if any, of the Participant's Primary Contribution Account attributable to Pre-Tax Contributions taken into account for purposes of satisfying the Code (S) 401(m) limits (together: the "relevant accounts"), by a fraction, the numerator of which is the excess aggregate contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's relevant accounts determined as of the beginning of the Plan Year plus the Matching Contributions and Employee After-Tax Contributions made by or for the benefit of the Participant for the Plan Year. Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code (S)(S) 401(a)(4), 404, and 415 even if distributed from the Plan.

          (h) Special Rules. For purposes of distributing excess aggregate contributions, distribution of excess aggregate contributions (in each case adjusted for income or loss) shall be accomplished in the following order: first, Employee After-Tax Contributions; and second, Matching Contributions.

          (i) Recordkeeping requirement. The Administrator, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code (S) 401(m) limits, including the extent to which Pre-Tax Contributions and QNECs are taken into account in determining the actual contribution ratios.

APPENDIX II -- SPECIAL TOP HEAVY PROVISIONS

     II.1. Provisions to apply. The provisions of this Appendix II shall apply for any top-heavy plan year notwithstanding anything to the contrary in this Plan. All determinations hereunder will be made in accordance with the provisions of Code (S) 416 and the regulations promulgated thereunder, which are specifically incorporated herein by reference.

     II.2. Minimum Contribution. For any Plan Year which is a top-heavy plan year, the Participating Employers shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service by the end of the Plan Year. The minimum contribution shall, in general, equal 3% of each such Participant's "compensation" as defined in Regs. (S) 1.415-2(d)(2) (taking into account the exclusions described in Regs. (S) 1.415-2(d)(3)), but shall be subject to the following special rules:

               (a) If the largest Participating Employer contribution on behalf of a key employee for such year, expressed as a percentage of "compensation" (as so defined), is less than 3 percent, such lesser percentage shall be the minimum rate of contribution percentage for Participants who are not key employees. This special rule shall not apply, however, if this Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code (S)(S) 410(a)(4) or 410.

               (b) No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined benefit contribution plan of an Affiliated Employer which meets the vesting requirements of Code (S) 416(b) and under which the Participant receives the top-heavy minimum contribution.

               (c) No minimum contribution will be required with respect to any Participant who is also covered by a top-heavy defined benefit plan of an Affiliated Employer and who receives the top-heavy defined benefit minimum (within the meaning of Code (S) 416(c)(1) and the Regulations thereunder) under such defined benefit plan.

               (d) Primary Contributions (other than any such contributions treated as QNECs) will count toward satisfying the minimum contribution required with respect to any Participant who is not a key employee.

               (e) Any additional minimum contribution made for the benefit of a Participant under this Section shall be credited to the Participant's Primary Contribution Account as soon as practicable after the close of the Plan Year for which such contribution is made.

     II.3. Special Vesting Schedule. In the case of any Employee who is a Participant at any time during a top-heavy plan year, the determination of such Employer's vested and nonforfeitable interest in his Primary Contribution Account shall be determined under Section

11.2 by substituting the following alternative vesting schedule for the seven-year vesting schedule set forth in said Section 11.2:

             Applicable
          Years of Service  Nonforfeitable Percentage
          ----------------  -------------------------

          less than 2                  0%
          2 but less than 3           20%
          3 but less than 4           40%
          4 but less than 5           60%
          5 but less than 6           80%
          6 or more                  100%

     II.4. Definitions. For purposes of these top-heavy provisions, the following terms have the following meanings:

               (a) "key employee" means a key employee described in Code (S) 416(i)(1); and

               (b) "top-heavy plan year" means a Plan Year if the sum of the Account balances of all key employees under the Plan and each other defined contribution plan (as of the applicable determination date of each such plan) which is aggregated with the Plan, plus the sum of the present values of the total accrued benefits of all key employees under each defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with the Plan exceeds 60 percent of the sum of such amounts for all Employees (including, for purposes of this paragraph (b), any person employed by an Affiliated Employer) and former Employees (other than former key employees, but including Beneficiaries of former Employees) under the Plan and all such plans. For purposes of these determinations:

                    (i) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

                    (ii) Accrued benefits or account balances under a plan will be determined as of the most recent valuation date of the plan in that 12-month period ending on the applicable determination date of the plan; provided, however, that in the case of a defined benefit plan such valuation date must be the same date as is employed for minimum funding purposes, and in the case of a defined

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

          contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable Regulations.

                   (iii) If any individual has not received any compensation from an Affiliated Employer maintaining a plan (other than benefits under the plan) at any time during the 5-year period ending on the applicable determination date with respect to such plan, any accrued benefit for such individual (and the account of such individual) under such plan shall not be taken into account.

                   (iv) Each plan of an Affiliated Employer (whether or not terminated) in which a key employee participates, and any other plan of an Affiliated Employer which enables a plan referred to in the preceding clause to satisfy the requirements of Code (S)(S) 401(a)(4) and 410, shall be aggregated with the Plan. Any plan of an Affiliated Employer not required to be aggregated with the Plan may nevertheless, at the discretion of the Administrator, be aggregated with the Plan if the benefits and coverage of all aggregate plans would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

                   (v) The determination of the present value of accrued benefits under a defined benefit plan shall be made on the basis of the funding assumptions employed by such plan.

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

APPENDIX III -- SALE OF ADVANCED SIMULATION BUSINESS

     Reference is made to the 1993 sale (the "Transaction") by the Company of its advanced simulation business (the "Business") to Loral Advanced Distributed Simulation, Inc. ("Loral"). Participants who were employed by, or provided support services to, the Business on the closing date of the Transaction and who ceased to be Employees by transferring to the employ of Loral in connection with the transaction (each, a "Covered Participant") were fully vested in their accrued benefits under the Plan as of such closing date. Schedule A to this Appendix II sets forth a complete list of all Covered Participants. Each Covered Participant shall be treated for all purposes of the Plan as a former Participant described in the last sentence of Section 4.2 and shall be eligible for a distribution in accordance with the generally applicable provisions of the Plan upon separation from service with Loral and its affiliates (or, in the case of a Participant entitled to benefits in excess of $7,500, one year following the closing of the Transaction, if later), death, or disability as described in
Section 9.2; provided, that a Covered Participant shall in all events be entitled to a distribution upon attaining age 65. Notwithstanding the foregoing, a Covered Participant shall be treated as an active Participant for purposes of eligibility to receive loans under Section 12.3 of the Plan; provided that, notwithstanding Section 12.3(j), the Administrator may at any time and from time to time limit or restrict access to loans for Covered Participants or impose special rules with respect to the availability, amount, repayment terms or other terms of such loans if the Administrator deems such limitations, restrictions or special rules necessary or advisable in order to satisfy the requirements applicable to participant loans, or tax-qualification requirements generally, under the Code. The discretionary authority of the Administrator described in the preceding sentence shall be in amplification and not in limitation of the Administrator's other powers and authority under the Plan.

     Notwithstanding the preceding provisions of this Appendix III, the Trustees shall, if so authorized by the Board and in accordance with such procedures as the Administrator may determine, transfer undistributed accrued benefits of Covered Participants to a tax-qualified plan maintained by Loral Corporation or its affiliates and specified for such purpose by Loral Corporation (the "Loral Plan"), all in accordance with Section 414(l) of the Code and Section 18.5 of the Plan.

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

APPENDIX IV -- SALE OF LIGHTSTREAM BUSINESS

     Reference is made to the sale by the Lightstream Corporation of certain assets and business (the "Business") to Cisco Systems, Inc. ("Cisco") pursuant to an Asset Purchase Agreement dated as of December 8, 1994 (the "Transaction"). Participants who were employed by, or provided support services to, the Business on the closing date of the Transaction (January 11, 1995) and who ceased to be Employees by transferring to the employ of Cisco in connection with the transaction (each, a "Covered Participant") were fully vested in their accrued benefits under the Plan as of such closing date. Schedule A to this Appendix II sets forth a complete list of all Covered Participants. Each Covered Participant shall be treated for all purposes of the Plan as a former Participant described in the last sentence of Section 4.2 and shall be eligible for a distribution in accordance with the generally applicable provisions of the Plan upon separation from service with Cisco and its affiliates, death, or disability as described in Section 9.2; provided, that a Covered Participant shall in all events be entitled to a distribution upon attaining age 65. Notwithstanding the foregoing, a Covered Participant shall be treated as an active Participant for purposes of eligibility to receive loans under Section
12.3 of the Plan; provided that, notwithstanding Section 12.3(j), the Administrator may at any time and from time to time limit or restrict access to loans for Covered Participants or impose special rules with respect to the availability, amount, repayment terms or other terms of such loans if the Administrator deems such limitations, restrictions or special rules necessary or advisable in order to satisfy the requirements applicable to participant loans, or tax-qualification requirements generally, under the Code. The discretionary authority of the Administrator described in the preceding sentence shall be in amplification and not in limitation of the Administrator's other powers and authority under the Plan.

     Notwithstanding the preceding provisions of this Appendix IV, the Trustees shall, if so authorized by the Board and in accordance with such procedures as the Administrator may determine, transfer undistributed accrued benefits of Covered Participants to a tax-qualified plan maintained by Cisco or its affiliates and specified for such purpose by Cisco, all in accordance with
Section 414(l) of the Code and Section 18.5 of the Plan.

                                      -93-